UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Lattice Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

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April 5, 2007

TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Tuesday, May 1, 2007, at 1:30 p.m., at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2006 Annual Report to Stockholders on Form 10-K. Also included is a proxy card for you to record your vote and a return envelope for your proxy card.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares by signing and dating the enclosed proxy card and returning it in the envelope provided.

Sincerely,

Stephen A. Skaggs
President and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares by signing and dating the enclosed proxy card and returning it in the envelope provided. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

5555 NE Moore Court
Hillsboro, Oregon 97124-6421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2007

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, on Tuesday, May 1, 2007, at 1:30 p.m., Pacific Time, for the following purposes:

1.                To elect two Class III directors, for a term of three years;

2.                To approve an amendment to the 2001 Outside Directors’ Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,200,000 shares;

3.                To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 4,700,000 to 5,500,000 shares;

4.                To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2007; and

5.                To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 20, 2007, are entitled to vote at the meeting or any adjournment thereof.

All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed return envelope. Any stockholder of record entitled to vote at the meeting may vote in person at the meeting even if he or she has returned a proxy.

By Order of the Board of Directors
Martin R. Baker
Secretary

Hillsboro, Oregon
April 5, 2007

5555 NE MOORE COURT
HILLSBORO, OREGON 97124-6421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our board of directors is soliciting proxies to be used at the 2007 annual meeting of stockholders to be held at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421 on Tuesday, May 1, 2007, at 1:30 p.m., Pacific Time, or at any adjournment thereof.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K were mailed on or about April 5, 2007, to all stockholders entitled to vote at the meeting.

Who Can Vote

Record holders of common stock at the close of business on March 20, 2007, may vote at the meeting. On March 20, 2007, there were 114,752,763 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How To Vote

Stockholders may vote their shares in person by attending the annual meeting. Stockholders may also vote by mail by signing, dating and mailing the enclosed proxy card. The proxy holders will vote your shares in accordance with the instructions on your proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by the bank or broker. If you do not specify how to vote your shares on your proxy card, we will vote them (i) for each of the nominees for director named herein, (ii) for approval of an amendment to the 2001 Outside Directors’ Stock Option Plan, (iii) for approval of an amendment to the Employee Stock Purchase Plan, (iv) for ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2007, and (v) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•       sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation (the “Company”);

•       submitting a properly signed proxy with a later date; or

•       voting in person at the meeting.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of common stock issued and outstanding on March 20, 2007, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN”, or “WITHHELD” from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists and have the effect of a vote against any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting; however, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes against the proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Classes consist of two or three directors. Pursuant to action by the nominating and governance committee of the board of directors, the Company will be nominating two Class III directors, named below, at the meeting to serve three-year terms ending in 2010. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The following table briefly describes the nominees for director and the directors whose terms will continue. Except as otherwise noted, each has served in his principal occupation for at least five years. There are no family relationships among any of our directors or officers.

Nominee	Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Class
David E. Coreson	60	Former Senior Vice President of Tektronix, Inc. until June 2004.	2005	2007	III
Gerhard Parker	63	Former Executive Vice President, New Business Group of Intel Corporation until May 2001; member of Board of Directors of Applied Materials Inc. and FEI Company.	2005	2007	III
Continuing Directors
Patrick S. Jones	62	Private investor since 2001; former Chief Financial Officer of Gemplus SA until April 2001; member of Board of Directors of Genesys SA.	2005	2008	I
Harry A. Merlo	81	President of Merlo Corporation since July 1995; President and Chairman of the Board of Louisiana-Pacific Corporation until June 1995.	1983	2008	I
Stephen A. Skaggs	44	Our Chief Executive Officer since August 2005 and President since October 2003; previously served as Senior Vice President and Chief Financial Officer from August 1996 until October 2003, and as Secretary from August 1996 until August 2005.	2005	2008	I
Daniel S. Hauer	70	Business consultant since November 1998; Chairman of the Board of Epson Electronics America until November 1998.	1987	2009	II
Balaji Krishnamurthy	53	President of LogiStyle since September 2005; former Chairman, President and Chief Executive Officer of Planar Systems, Inc. until September 2005.	2005	2009	II

In January 2006, Mark O. Hatfield, one of our previous Class III directors, left our board of directors. In May 2006, Soo Boon Koh, one of our previous Class II directors, left our board of directors at the end of her term after deciding not to stand for re-election.

Under the terms of our amended and restated bylaws and corporate governance guidelines, which were approved by the board of directors in January 2006, any director appointed by the board of directors to fill future vacancies on the board will be required to stand for election at the first annual stockholders meeting following the director’s appointment.

Required Vote

The nominees receiving the highest number of affirmative votes of the votes cast at the meeting on this matter shall be elected as the Class III directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DAVID E. CORESON AND GERHARD PARKER AS CLASS III DIRECTORS OF THE COMPANY.

If the election of directors at this annual meeting is uncontested and any director receives a greater number of “withheld” votes than “for” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board the action to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board shall act with respect to such offer of resignation.

Director Independence

The board has determined that each of the directors, except Mr. Skaggs, is independent within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), as currently in effect. Furthermore, the board has determined that each of the members of each of the committees of the board is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board at our annual meetings of stockholders, directors are encouraged to attend. All directors attended the last annual meeting of stockholders.

Board Meetings and Committees

In 2006, the board of directors held a total of seven meetings. The independent directors meet regularly without the presence of management. Mr. Jones, in his capacity as chairman of the board, led meetings of independent directors in 2006. Each of our current directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Our board of directors currently has three standing committees:  the audit committee, the compensation committee, and the nominating and governance committee. Each of these committees operates under a written charter adopted by the board.

Audit Committee

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance, and independence of the Company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, approving the compensation of, and overseeing the work of the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets regularly with management and with our independent registered public accounting firm, which has access to the audit committee without the presence of management representatives.

During 2006, the audit committee was composed of Mr. Jones, Mr. Merlo, Mr. Parker and, for a portion of the year, former director Ms. Koh. The audit committee met five times in 2006. Currently, the committee is composed of Mr. Jones, Mr. Merlo, and Mr. Parker. Our board of directors has determined that both Mr. Jones and Mr. Merlo qualify as audit committee financial experts as this term has been defined under the rules and regulations of the SEC.

The charter of the audit committee is available on our website at the following address:

http://www.latticesemi.com/corporate/investorrelations/governance/index.cfm.

Compensation Committee

The compensation committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our chief executive officer’s compensation, including salary, equity, and cash-based variable compensation, approves the compensation of our other executive officers, and reviews succession planning for the chief executive officer position. The committee also administers our equity plans and handles other compensation issues. During 2006, the compensation committee was composed of Mr. Coreson, Mr. Hauer, and Mr. Krishnamurthy. The compensation committee met six times in 2006. Currently, the committee is composed of Mr. Coreson, Mr. Hauer, and Mr. Krishnamurthy.

The charter of the compensation committee is available on our website at the following address:

http://www.latticesemi.com/corporate/investorrelations/governance/index.cfm.

Nominating and Governance Committee

The nominating and governance committee identifies qualified persons to become directors and recommends candidates for all vacant directorships to be filled by the board or by the stockholders, reviews and evaluates the performance of the board of directors and each committee of the board, makes recommendations to the board for nominees to the committees of the board, and oversees compliance with our corporate governance policies. During 2006, the nominating and governance committee was composed of Mr. Jones, Mr. Merlo, and, for a portion of the year, Mr. Coreson. The nominating and governance committee met three times in 2006. Currently, the committee is composed of Mr. Coreson, Mr. Jones, and Mr. Merlo.

The nominating and governance committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

•                    professional competence, expertise, and diversity of background that is useful to the Company;

•                    the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•                    character, judgment, experience, and temperament appropriate for a director; and

•                    independence, together with personal and professional honesty and integrity of the highest order.

The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would fill a need on the board of directors. Factors in such determination include:

•                    the current size and composition of the board;

•                    the independence of the board and its committees;

•                    the presence on the board of individuals with expertise in areas useful to the Company;

•                    the diversity of individuals on the board, including their personal characteristics, experiences, and backgrounds;

•                    the number of other boards on which the candidate serves; and

•                    such other factors as the committee or the board consider significant.

The nominating and governance committee will consider candidates for our board of directors suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board, and our stockholders. From time to time, the committee may solicit proposals for candidates from interested constituencies, or may use paid third-party search firms to identify candidates. Under the terms of its charter, the committee is obligated to consider in good faith any candidate recommended by one or more of our ten largest unaffiliated stockholders of record, provided that, in the committee’s judgment, the candidate satisfies the criteria for board service set forth in the committee’s charter. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.

Stockholders who wish to submit names of candidates for our board of directors for consideration by the nominating and governance committee should do so in writing, addressed to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and should include the following information:

•                    A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee (if the stockholder believes that they are one of our ten largest unaffiliated stockholders, then the stockholder should include language to this effect in their statement);

•                    The name and contact information for the candidate;

•                    A statement of the candidate’s occupation and background, including education and business experience;

•                    Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•                    A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•                    A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.”  Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request.

The charter of the nominating and governance committee is available on our website at the following address:

http://www.latticesemi.com/corporate/investorrelations/governance/index.cfm.

Communications with the Board

Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Stockholders who

would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Audit and Related Fees

On March 13, 2007, the audit committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and engaged KPMG LLP as our new independent registered public accounting firm for the fiscal year ending December 29, 2007. The change in the Company’s independent registered public accounting firm was reported in a Current Report on Form 8-K filed with the SEC on March 19, 2007. For more information regarding the Company’s change in auditors, please see Proposal Four of this proxy statement.

Under its charter the audit committee reviewed and pre-approved all audit and permissible non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit services, the audit committee considered whether the provision of such services was compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the following services for the fiscal year ended December 30, 2006 and for the fiscal year ended December 31, 2005:

	2006	2005
Audit Fees(1)	$984,801	$852,475
Audit-Related Fees(2)	26,596	64,836
Tax Fees(3)	19,938	4,389
All other fees(4)	1,500	1,500
Total fees	$1,032,835	$923,200

(1)          This category includes fees billed for 2006 and 2005, respectively, for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC.

(2)          This category includes fees billed for 2006 and 2005, respectively, for services relating to the audit of employee benefit plans, fees for other statutory filings and consultation work.

(3)          This category includes fees billed for 2006 and 2005, respectively, for tax compliance, planning, and advice.

(4)          This category includes fees billed for 2006 and 2005, respectively, for a subscription to an online technical accounting and auditing research service.

The audit committee has determined that the provision of services rendered above for non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Report

The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 30, 2006 with management and our independent registered public accounting firm.

The audit committee discussed with our independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380). In addition, the audit committee discussed with our independent registered public accounting firm their independence from Lattice and our management, including the written disclosures and the letter submitted to the audit committee by our independent registered public accounting firm as required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”).

Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management, the report of our independent registered public accounting firm, and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 30, 2006, for filing with the Securities and Exchange Commission.

Audit Committee
Patrick S. Jones, Chairman
Harry A. Merlo
Gerhard H. Parker

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Role of the Compensation Committee

The compensation committee, comprised of directors who satisfy the independence requirements of the Nasdaq Stock Market, the Securities and Exchange Commission, and the Internal Revenue Code, reviews, approves, and administers our executive compensation program. The role of the compensation committee is to act for the board of directors to oversee the compensation of our chief executive officer and other executive officers, and to administer the executive officer compensation plans, policies, and programs of the Company. The committee also administers our employee equity incentive plans, and reviews and approves equity grants to our employees.

The compensation committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the chief executive officer’s compensation, including (a) the annual base salary, (b) the annual cash-based variable compensation program, including the specific goals and target award amounts, (c) equity compensation, (d) any employment agreement, severance arrangement, or change in control agreement/provision, and (e) any other benefits, compensation, or arrangements. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer, evaluates his performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.

The compensation committee also annually evaluates and approves for the other executive officers of the Company (a) the annual base salary, (b) the annual cash-based variable compensation program, including the specific goals and target award amounts, (c) equity compensation, (d) any employment agreement, severance arrangement, or change in control agreement/provision, and (e) any other benefits, compensation, or arrangements.

The compensation committee has the authority to retain its own compensation consultants and outside legal, accounting, and other advisors at the Company’s expense. Such consultants and advisors report directly to the compensation committee and the committee has the authority to approve the fees payable to such advisors by the Company and other terms of retention. Beginning in 2005, the compensation committee retained a compensation consulting firm, Compensia, Inc., and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, and other aspects of administering the Company’s executive compensation program.

Role of Management in Executive Compensation Components

Substantial changes in the senior management of our Company occurred during 2005. Stephen A. Skaggs, then our president, was named interim chief executive officer on June 14, 2005. On August 8, 2005, the board appointed Mr. Skaggs as our chief executive officer. At the same time, we adopted changes concerning many aspects of executive compensation, and strengthened the role of the compensation committee.

While consideration of executive compensation is an interactive process involving multiple parties, the principal role of Company management in decisions involving executive compensation is primarily to support the activities of the compensation committee. The chief executive officer and the chief financial officer direct the process by which historical compensation data is gathered and provided to the compensation committee. In addition, they facilitate the coordination of human resource management, accounting, and legal input in enabling the compensation committee to reach informed decisions. The chief executive officer and the chief financial officer are also primarily responsible for developing a proposed annual business plan and presenting the plan to the board of directors. This annual plan, as approved by the board, forms the basis for measurement of the performance of management in our cash-based variable compensation plans. The chief executive officer and the chief financial officer are also involved in making proposals to the compensation committee concerning potential changes in the compensation of individual executives and potential changes in our overall compensation programs. The compensation committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation.

The chief executive officer and the chief financial officer attend some of the compensation committee’s meetings, but the compensation committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The compensation committee discusses the chief executive officer’s compensation package with him, but makes decisions with respect to his compensation without him present.

Compensation Philosophy

We believe that executive compensation arrangements and practices should be clear and unambiguous, and should be fully approved by the compensation committee and disclosed to stockholders. We endeavor to attract and retain above average employees and to motivate our employees to exert an above average effort and to deliver above average results. In order to accomplish these goals we adhere to the following compensation philosophies:

•                    We pay base salaries that are competitive and consistent with the marketplace.

•                    We maintain variable, performance-based compensation programs that are designed to (i) encourage and recognize superior contributions, and (ii) pay above average total cash compensation to those employees who make superior contributions. We believe our senior management has the highest potential to impact our business results and thus should be eligible for the highest percentage of variable compensation. We also believe that senior management performance should be measured primarily by business results that are linked to stockholder interests. On the other hand, we believe that the contributions of junior level employees can be best measured by individual performance, competency, or effort and, by definition, can be partially disconnected from our business results.

•                    We maintain equity based compensation programs to link the interests of our employees with those of the stockholders.

•                    We maintain comprehensive health and insurance benefits to provide our employees and their families a financial safety net. We believe this safety net should be consistent with the employee’s overall level of compensation and thus we offer our senior management additional insurance benefits.

•                    We strive to maintain an egalitarian culture without entitlements or artificial class distinctions between our employees. We believe that senior management should be held to the same standards as other employees. Therefore, we offer only limited enhanced benefits to senior management, and only with a direct business purpose.

We believe that cash-based variable compensation of executive officers should be directly linked to our short-term performance, while longer-term incentives, such as equity compensation, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation strongly links the interests of Company management to the interests of our stockholders.

In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain, and motivate the senior executives whom we believe are critical to our long-term success. We believe that we can accomplish our executive compensation goals while maintaining appropriate levels of internal equity, both between the chief executive officer and other executives, and between executives and other non-executive employees.

Components of Executive Compensation

The principal components of executive compensation are base salary, annual cash-based variable compensation, and equity grants.

Base Salary

Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set in the middle of this range. Base salaries for executive officers were last revised in 2005.

Cash-based Variable Compensation

Our 2005 Executive Bonus Plan was adopted in August 2005 and applied through the end of 2005, and replaced the Executive Incentive Plan that had previously been used to determine cash-based variable compensation awards made to our executives. Under the terms of our 2005 Executive Bonus Plan, our executive officers and other vice presidents had defined target cash awards. For each of our executive officers and certain vice presidents specified in the plan, 50% of their target cash award was payable if they remained employed by the Company as of December 30, 2005. We decided to include a retention component in the target award due to the substantial and sudden changes that occurred in senior management of our Company during 2005. More recent cash-based variable compensation plans do not include a retention component. For each of our executive officers and the other vice presidents specified in the plan, the remaining 50% of the target award was dependent on the achievement of business objectives and milestones relating to product development, process technology qualification, new product design-ins, new product revenue, and total revenue. This plan reflected our belief that the annual cash-based variable compensation of our executives should be dependent on well-defined goals that complement the Company’s business plan objectives. The compensation committee retained the power to withhold or delay payment of awards due to business conditions or other relevant considerations. Payments were made pursuant to this plan in February 2006.

In December 2005, the compensation committee and the board of directors approved the 2006 Executive Bonus Plan (the “2006 Plan”), in order to establish a mechanism for determining executive cash-based variable compensation awards for the 2006 fiscal year. Our chief executive officer and other executive officers, as well as other members of senior management, as recommended by the chief executive officer and approved by the compensation committee, were eligible to participate in the 2006 Plan. Under the terms of this plan, the cash award for each participant was based both on Company performance, as measured by achievement of revenue and operating income performance goals approved by the Board prior to the commencement of the plan year, and individual performance. The revenue and operating income goals were equally weighted in calculating awards, and are considered by the compensation committee to be a more direct way to measure Company performance than the use of multiple business objectives and milestones. The compensation committee determined the individual performance of the chief executive officer, and the chief executive officer determined the individual performance of the other participants. For each participant, a specified minimum achievement against the revenue and operating income objectives was required to be eligible for any award. The compensation committee approved a target cash award and a maximum cash award for each participant, based on the participant’s annual salary. The target award for our chief executive officer was 70% of base salary, and the maximum was

200% of base salary. For other participants, target awards ranged from 20% to 40% of base salary, and the maximum awards ranged from 50% to 100% of base salary. Based upon the achievement of performance goals, the amounts payable pursuant to the 2006 Plan to eligible participants, including executive officers, exceeded the targeted awards. After discussion with the Company’s management, the compensation committee exercised its authority under the terms of the 2006 Plan to reduce the cash awards that were to be made to eligible participants, including all executive officers, as calculated pursuant to the terms of the plan, to amounts that were closer to the targeted cash awards than the amounts calculated pursuant to the terms of the 2006 Plan. Payments were made pursuant to the 2006 Plan in February 2007, and are disclosed in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

In December 2006, the compensation committee, having obtained the approval of the independent members of the board of directors with respect to the chief executive officer, approved the 2007 Executive Variable Compensation Plan (the “2007 Plan”). The chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees as nominated by the chief executive officer and approved by the compensation committee, are eligible to participate in the 2007 Plan.

Under the 2007 Plan, individual cash awards will be based both on Company performance, as measured by achievement of revenue and operating income performance goals approved by the board of directors prior to the commencement of the plan year, and individual performance. The revenue and operating income goals will be equally weighted in calculating awards under the 2007 Plan. The compensation committee will determine the individual performance of the chief executive officer, and the chief executive officer will determine the individual performance of the other participants. For each participant, a specified minimum achievement against the revenue and operating income objectives is required to be eligible for any award.

The compensation committee approved a target cash award and a maximum cash award for each participant, based on the participant’s annual base salary. As set in December 2006, the target cash awards range from 7.5% of base salary for certain director-level employees to 70% of base salary for the chief executive officer. In February 2007, the compensation committee, having obtained the agreement of the independent directors, increased the target cash award for the chief executive officer to 90% of base salary. The maximum cash awards are two times the target awards for director-level employees and 2.5 times the target awards for vice presidents. The chief executive officer’s maximum cash award is limited to 200% of his base salary. The current target cash award and maximum cash award for each of the Company’s executive officers participating in the 2007 Plan is as follows:

Executive Officer	Target Cash Award	Maximum Cash Award
Stephen A. Skaggs, President and Chief Executive Officer	$360,000	$800,000
Jan Johannessen, Senior Vice President and Chief Financial Officer	$104,838	$262,096
Steve Donovan, Corporate Vice President, Sales	$68,135	$170,336
Martin R. Baker, Corporate Vice President, General Counsel and Secretary	$67,409	$168,524

If the Company is not profitable on an operating basis (excluding intangible asset amortization and other board-approved extraordinary expense items), there will be no payments under the 2007 Plan. Under the 2007 Plan, the aggregate target cash awards for all participants totals approximately $2.0 million, and the aggregate maximum cash award for all participants totals approximately $4.6 million. Because disclosure of specific metrics that are used to measure performance under the 2007 Plan would give competitors insights into our financial models and strategic market analysis, we are not disclosing the specific revenue and operating income levels that must be achieved in order for cash awards to be earned. The compensation committee and Company management believe that it will be challenging for the Company’s named executive officers to achieve performance levels such that the target cash awards will be earned for fiscal year 2007, and extremely difficult to achieve performance levels triggering the maximum cash awards.

Equity Incentive Plans

The principal equity component of executive compensation historically has been our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation.

All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options and/or restricted stock units) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

In February 2007, the compensation committee approved grants of restricted stock units, or RSUs, to the Company’s executive officers other than our chief executive officer, and, upon obtaining the agreement of all independent directors, approved a grant of RSUs to our chief executive officer.

The grants of RSUs are part of an overall revision of the Company’s equity compensation practices undertaken by the compensation committee, which in light of accounting changes and changes in competitive compensation practices, has moved away from granting solely stock options in favor of a blend of options and RSUs. In addition, the compensation committee has, in part, tied the number of shares to be granted in a given year to officers, including executive officers, to the Company’s performance to its annual plan. In order to implement the alignment of officer equity incentive grants to annual plan performance, the timing of these grants has been moved from the regularly scheduled board meeting occurring in the Company’s third fiscal quarter to the regularly scheduled board meeting occurring in the first fiscal quarter. In addition, in order to assure that executive officers receive equity incentive compensation only when our stockholders also benefit, the vesting of RSUs granted to executive officers is contingent upon certain annual appreciation in the Company’s stock price.

Executives are also eligible to participate in a payroll deduction employee stock purchase plan. Under this plan, available to all domestic employees, Company stock may be purchased at 85% of the fair market value at the beginning or end of a six-month offering period, whichever is less, provided that the per share purchase price is not less than the book value of the Company’s common stock on the purchase date (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

Broad-based Compensation Plans

Executives also participate in our profit sharing plan. Under this plan, a specified percentage of operating income, excluding charges associated with one-time in-process research and development and amortization of intangible assets, is distributed among all domestic employees based on tenure. This distribution is contingent upon the Company achieving a threshold level of profitability. During 2006, no distributions were made under our profit sharing plan. Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan. Discretionary contributions to the 401(k) plan by the Company were reinstituted in 2006 with the Company matching contributions up to a limit of $1,500 per employee. The Company’s 401(k) matching contribution was increased to a maximum of $3,000 per employee for 2007. Matching contributions vest after four years of employment; thus, all executive officers are fully vested in the Company’s matching contributions. The Company does not maintain a pension plan or any other defined benefit retirement plans.

Other Executive Benefit Arrangements

Executive officers and certain other members of senior management are eligible to defer compensation pursuant to an executive deferred compensation plan. The deferred compensation plan is offered to higher level employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) plan. No Company contributions are made to the executive deferred compensation plan, and no guaranteed rates of return or other above-market investment alternatives are made available under the plan.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee, and the Company makes payments on behalf of the executive officers and such other members of senior management for the estimated effect of taxes on such premium payments.

Employment Agreements

In August 2005, the Company entered into an employment agreement with its chief executive officer. The agreement provides for “at-will” employment and sets forth the basic terms of the chief executive officer’s compensation package, including base salary, potential non-equity incentive compensation, equity compensation, and severance arrangements. The agreement was the result of negotiations between Mr. Skaggs, as represented by independent counsel whose fees were paid by the Company up to a cap of $20,000, and the independent members of our board of directors, principally acting through Mr. Jones, the chairman of the board, as represented by outside counsel for the Company. Under the terms of the agreement, the board of directors may terminate the employment of the chief executive officer with or without cause (as defined in the employment agreement) by giving 30 days advance written notice. In turn, the chief executive officer may also terminate his employment by giving the Company 30 days advance written notice.

If the board of directors terminates the chief executive officer’s employment without cause or if the chief executive officer terminates his employment with good reason (as defined in the employment agreement), then he will be entitled to receive certain severance benefits. In addition, if the chief executive officer is terminated without cause or terminates his employment with good reason within 24 months of a change in control (as defined in the employment agreement), he will receive certain severance benefits. For more information regarding these severance benefits, please see the section of this proxy statement entitled “Potential Payments Upon Termination or Change-In-Control”. All severance payments are conditioned upon the execution by the chief executive officer of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

In November 2005, the other executive officers and certain other members of senior management also entered into similar employment agreements with the Company. These agreements outlined the basic terms of each such person’s compensation package. In addition, these agreements provide for certain severance benefits to be paid to such executive officers and other officers under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. For more information regarding these severance benefits payable to our executive officers, please see the section of this proxy statement entitled “Potential Payments Upon Termination or Change-In-Control”. All severance payments are conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

Accounting and Tax Considerations

The compensation committee generally takes into consideration the accounting and tax effects of each component of compensation when establishing the compensation programs, practices and packages offered to the Company’s executive officers and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels.

Under Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our five most highly paid executive officers only if the compensation is less than $1 million during any year or is “performance-based” under Section 162(m). Our 1996 Stock Incentive Plan and our 2001 Stock Plan were both designed to permit our compensation committee to grant stock options and other equity compensation awards that are “performance-based” and thus fully tax-deductible to the Company.

The cash compensation paid to our chief executive officer and our four other named executive officers was less than $1 million dollars per person in 2006, and, thus, was fully deductible to the Company. However, we may from time to time pay compensation to our executive officers that may not be deductible when, for example, we believe such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive’s performance.

Other than the tax gross-up for our chief executive officer, limited to $1 million and described below in the section entitled “Potential Payments Upon Termination or Change-in-Control,” we have not provided any other executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G of the Code provides that executives (and directors who hold significant amounts of our stock) could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain limits, and that the Company or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes in the event that an executive officer receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, the Company has administered all of its compensation arrangements in a manner intended to comply with the applicable Section 409A requirements.

Beginning on January 1, 2006, the Company began accounting for stock-based awards to our employees in accordance with the requirements of FAS 123R. As described above, given the impact of FAS 123R, the Company has determined that it was in the best interests of the Company and its stockholders to grant a combination of stock options and RSUs on a going-forward basis.

Chief Executive Officer Performance and Compensation

The compensation committee reviews the performance of our chief executive officer, Stephen A. Skaggs, based upon the compensation philosophy and specific compensation components described above. In 2005, in connection with his promotion to chief executive officer and the resulting increase in responsibility, Mr. Skaggs’ base salary was set at $400,000 per year. Mr. Skaggs’ base salary has not changed since 2005. In February 2007, Mr. Skaggs received a cash variable compensation award of $300,000, based upon the Company’s performance against defined goals, pursuant to the 2006 Executive Bonus Plan. In addition, the compensation committee, having obtained the agreement of the independent directors, increased the target cash award for Mr. Skaggs under the 2007 Executive Variable Compensation Plan from 70% to 90% of his base salary. The compensation committee took this action in lieu of changing Mr. Skaggs’ base salary. The compensation committee considered in its decision comparison compensation data it had received from its compensation consultant, Compensia, and the compensation committee’s view that a greater percentage of the CEO’s overall compensation package should be tied to Company performance. In addition, pursuant to our philosophy of retaining and motivating our executives and aligning their interests with long-term stock appreciation, Mr. Skaggs received a stock option grant in 2006, and received stock option and restricted stock unit grants in 2007. In determining Mr. Skaggs’ compensation, the compensation committee considered information provided by our compensation consulting firm regarding compensation packages for chief executive officers at comparable companies, and Mr. Skaggs’ performance as chief executive officer.

In determining the compensation package for the chief executive officer and the Company’s other named executive officers, the compensation committee considered all components of the officers’ compensation. Based on the factors discussed above, the compensation committee determined that the total compensation of the chief executive officer and the other named executive officers of the Company, including the potential payouts in the case of severance and change of control arrangements, were reasonable and not excessive.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation for the fiscal year ended December 30, 2006 for our named executive officers, which includes required disclosure related to our CEO, our CFO, our two other executive officers and a former executive officer for whom disclosure would have been required under SEC rules had he been serving as an executive officer as of December 30, 2006.

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Skaggs, Stephen A.	2006	399,996	0		0	480,626	300,000	0	12,295	1,192,917
President & CEO
Johannessen, Jan	2006	262,092	1,000	(1)	0	116,391	115,000	0	6,482	500,965
Senior VP & CFO
Donovan, Stephen M.	2006	227,112	0		0	88,344	65,000	0	12,787	393,243
Corporate VP, Sales
Baker, Martin R.	2006	222,107	0		0	62,000	73,330	0	13,087	370,524
Corporate VP & General
Counsel
Barone, Frank J.	2006	0	0		0	0	0	0	274,710	274,710
Former Corporate VP,
Product Operations

(1)             Mr. Johannessen was awarded a $1,000 bonus in accordance with a Company policy that awards a bonus in such amount for all employees that have been employed with the Company for five years.

(2)             The amounts provided in this column represent the compensation cost calculated in accordance with FAS 123R with respect to option awards granted in previous fiscal years and in the fiscal year ended December 30, 2006. The full grant date fair value of the awards granted to each director in the fiscal year ended December 30, 2006, as computed in accordance with FAS 123R, is provided in the Grants of Plan-Based Awards table hereafter. Stock options granted prior to and up until January 2006 have 10-year terms and generally vest over a four-year employment period from the date of grant. Stock options granted after January 2006 have seven-year terms and generally vest over a four-year employment period from the date of grant. The discussion of the assumptions used for purposes of calculation of stock-based compensation expense that appears in Note 11 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 30, 2006 is incorporated herein by reference. In calculating these amounts as required by the SEC, no estimates were made for forfeitures. Mr. Barone, who terminated his employment with the Company on January 1, 2006, forfeited an aggregate of 63,438 stock options on the date of his termination. An additional 126,335 outstanding but unexercised stock options held by Mr. Barone expired 90 days after Mr. Barone’s termination. The remaining 285,384 outstanding but unexercised stock options held by Mr. Barone as of the end of our fiscal year, December 30, 2006, expired by their terms on January 1, 2007.

(3)             The compensation committee of the board of directors approved payments under the 2006 Executive Bonus Plan in February 2007. The committee approved cash awards of $300,000, $115,000, $65,000, and $73,330 to Mr. Skaggs, Mr. Johannessen, Mr. Donovan, and Mr. Baker, respectively, at that time.

(4)             The Company does not pay above-market earnings on deferred compensation. Thus, no amounts are reportable in this column for deferred compensation.

(5)             Additional information regarding the amounts provided in this column is provided in the All Other Compensation Table that follows this table.

ALL OTHER COMPENSATION TABLE

The following table sets forth information concerning items included in the All Other Compensation column of the Summary Compensation Table for the fiscal year ended December 30, 2006.

Name	Year	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	Tax Reimbursements for Supplemental Life and Supplemental Disability Insurance Premiums ($)(1)	Company Contributions to Company 401(k) Plan ($)	Severance Payments/ Accruals ($)		Total ($)
Skaggs, Stephen A.	2006	771	4,543	5,481	1,500	0		12,295
President & CEO
Johannessen, Jan	2006	1,643	1,651	3,188	0	0		6,482
Senior VP & CFO
Donovan, Stephen M.	2006	2,473	3,095	5,909	1,310	0		12,787
Corporate VP, Sales
Baker, Martin R.	2006	2,453	3,290	5,844	1,500	0		13,087
Corporate VP &
General Counsel
Barone, Frank J.	2006	0	0	2,896	0	271,814	(2)	274,710
Former Corporate VP,
Product Operations

(1)             Amounts provided in this column include reimbursement for taxes on supplemental life and supplemental disability insurance premiums for the fiscal year ended December 30, 2006 (identified below as the “2006” amount), as well as an additional amount paid in 2006 to correct an error in the reimbursement for taxes on supplemental life and supplemental disability insurance premiums for the fiscal year ended December 31, 2005 (identified below as the “2005” amount). The amounts for each executive officer are as follows: Mr. Skaggs $4,427 (2006), $1,053 (2005); Mr. Johannessen $2,745 (2006), $443 (2005); Mr. Donovan $4,639 (2006), $1,270 (2005); Mr. Baker $4,786 (2006), $1,059 (2005); and Mr. Barone, $2,896 (2005).

(2)             Includes $242,019, equal to nine months’ base salary, paid to Mr. Barone in connection with Mr. Barone’s participation in the Company’s Voluntary Separation Program, which was initiated in connection with the Company’s October 2005 restructuring; $6,868 paid to Mr. Barone for payment of health insurance premiums; and $22,927 paid to Mr. Barone in December 2005 for accrued unpaid vacation.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding plan-based awards granted during the fiscal year ended December 30, 2006 to each of our executive officers listed in the Summary Compensation Table.

											Grant
								All Other	All Other		Date
								Stock	Option		Fair
								Awards:	Awards:	Exercise	Value
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	of Stock
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price	and
		Plan Awards			Plan Awards			Stock or	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)(1)	($)(1)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Skaggs, Stephen A.		0	360,000	800,000	0	0	0
President & CEO	08/1/2006							0	300,000	5.63	900,030
Johannessen, Jan		0	104,838	262,096	0	0	0
Senior VP & CFO	08/1/2006							0	110,000	5.63	330,011
Donovan, Stephen M.		0	68,135	170,336	0	0	0
Corporate VP, Sales	08/1/2006							0	50,000	5.63	150,005
Baker, Martin R.		0	67,409	168,524	0	0	0
Corporate VP &	08/1/2006							0	50,000	5.63	150,005
General Counsel
Barone, Frank J.	—	—	—	—	—	—	—	—	—	—	—
Former Corporate VP,
Product Operations

(1)             On December 5, 2006, the compensation committee of the board of directors, having obtained the approval of the independent members of the Company’s board of directors with respect to the chief executive officer, approved the 2007 Executive Variable Compensation Plan. The Company’s chief executive officer, executive officers, and other members of senior management, including vice presidents and director-level employees as nominated by the chief executive officer and approved by the compensation committee, are eligible to participate in this plan. The cash awards for each participant will be based both on the Company’s performance, as measured by achievement of revenue and operating income performance goals approved by the board prior to the commencement of the plan year, and individual performance. The revenue and operating income goals will be equally weighted in calculating cash awards under the plan. The compensation committee will determine the individual performance of the chief executive officer, and the chief executive officer will determine the individual performance of the other participants. For each participant, a specified minimum achievement against the revenue and operating income objectives is required for any payout. The compensation committee approved a target cash award and a maximum cash award for each participant, based on the participant’s annual salary. The target cash awards approved on December 5, 2006 by the compensation committee ranged from 7.5% of salary for certain director-level employees to 70% of salary for the CEO. On February 6, 2007, the compensation committee, having obtained the agreement of the independent directors, revised the target cash award for the Company’s chief executive officer from 70% to 90% of salary, thereby changing his target cash award from $280,000 to $360,000. The CEO’s maximum cash award is limited to 200% of his salary. If the Company is not profitable on an operating basis (non-GAAP, excluding intangible asset amortization and other board-approved extraordinary expense items), there will be no payments under this plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information with respect to all unexercised options as of the fiscal year end, December 30, 2006, that have been previously awarded to the executive officers named above.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Skaggs, Stephen A.	140,000.00	(1)	0		7.8750	08/10/2008		0	0	0	0
President & CEO	90,000.00	(2)	0		7.7500	11/10/2008		0	0	0	0
	160,000.00	(3)	0		5.9200	08/06/2012		0	0	0	0
	357,086.00	(4)	0		8.2100	09/18/2013		0	0	0	0
	140,000.00	(5)	0		7.2800	10/28/2013		0	0	0	0
	100,000.00	(5)	0		7.2800	10/28/2013		0	0	0	0
	129,375.00	(6)	100,625.00	(6)	4.4900	08/10/2014		0	0	0	0
	203,125.00	(7)	446,875.00	(7)	4.5600	08/09/2015		0	0	0	0
	18,750.00	(8)	281,250.00	(8)	5.6300	08/01/2013		0	0	0	0
Johannessen, Jan	30,000.00	(3)	0		5.9200	08/06/2012		0	0	0	0
Senior VP & CFO	91,429.00	(4)	0		8.2100	09/18/2013		0	0	0	0
	25,000.00	(5)	0		7.2800	10/28/2013		0	0	0	0
	40,000.00	(5)	0		7.2800	10/28/2013		0	0	0	0
	56,250.00	(6)	43,750.00	(6)	4.4900	08/10/2014		0	0	0	0
	31,250.00	(7)	68,750.00	(7)	4.5600	08/09/2015		0	0	0	0
	6,875.00	(8)	103,125.00	(8)	5.6300	08/01/2013		0	0	0	0
Donovan, Stephen M.	40,000.00	(1)	0		7.8750	08/10/2008		0	0	0	0
Corporate VP, Sales	80,000.00	(2)	0		7.7500	11/10/2008		0	0	0	0
	160,000.00	(2)	0		7.7500	11/10/2008		0	0	0	0
	70,000.00	(3)	0		5.9200	08/06/2012		0	0	0	0
	106,123.00	(4)	0		8.2100	09/18/2013		0	0	0	0
	50,000.00	(5)	0		7.2800	10/28/2013		0	0	0	0
	33,750.00	(6)	26,250.00	(6)	4.4900	08/10/2014		0	0	0	0
	14,062.50	(7)	30,937.50	(7)	4.5600	08/09/2015		0	0	0	0
	3,125.00	(8)	46,875.00	(8)	5.6300	08/01/2013		0	0	0	0
Baker, Martin R.	40,000.00	(1)	0		7.8750	08/10/2008		0	0	0	0
Corporate VP &	160,000.00	(2)	0		7.7500	11/10/2008		0	0	0	0
General Counsel	40,000.00	(3)	0		5.9200	08/06/2012		0	0	0	0
	106,599.00	(4)	0		8.2100	09/18/2013		0	0	0	0
	35,000.00	(5)	0		7.2800	10/28/2013		0	0	0	0
	19,687.50	(6)	15,312.50	(6)	4.4900	08/10/2014		0	0	0	0
	14,062.50	(7)	30,937.50	(7)	4.5600	08/09/2015		0	0	0	0
	3,125.00	(8)	46,875.00	(8)	5.6300	08/01/2013		0	0	0	0
Barone, Frank J.	126,836.00	(9)	0		9.6500	04/08/2009	(12)	0	0	0	0
Former Corporate.VP,	63,420.00	(10)	0		9.6500	04/08/2009	(13)	0	0	0	0
Product Operations	95,128.00	(11)	0		11.1625	06/08/2009	(14)	0	0	0	0

(1)             These stock options were granted on August 10, 1998. The options vested at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(2)             These stock options were granted on November 10, 1998. The options vested at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(3)             These stock options were granted on August 6, 2002. The options vested at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(4)             These stock options were granted on September 18, 2003 as part of an option exchange program in which new options were granted in exchange for other previously granted stock options that were canceled. The options vested at the rate of 12.5% of the total option shares as of three months from the grant date, and at the rate of 12.5% of the total option shares as of the end of each three-month period thereafter.

(5)             These stock options were granted on October 28, 2003. The options vested at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter. Subsequently, the Company’s board of directors approved full vesting acceleration for these options in December 2005.

(6)             These stock options were granted on August 10, 2004. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(7)             These stock options were granted on August 9, 2005. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(8)             These stock options were granted on August 1, 2006. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(9)             These stock options were granted on April 8, 1999 pursuant to the terms of a stock option plan adopted by Vantis Corporation, which the Company acquired on June 15, 1999. The options vested at the rate of 25% of the total option shares as of the date of grant, 25% of the total option shares as of August 15, 1999, 25% of the total option shares as of August 15, 2000, and 25% of the total option shares as of August 15, 2001.

(10)       These stock options were granted on April 8, 1999 pursuant to the terms of a stock option plan adopted by Vantis Corporation, which the Company acquired on June 15, 1999. The options vested at the rate of 33.33% of the total option shares as of August 15, 1999, 33.33% of the total option shares as of August 15, 2000, and 33.33% of the total option shares as of August 15, 2001.

(11)       These stock options were granted on June 8, 1999 pursuant to the terms of a stock option plan adopted by Vantis Corporation, which the Company acquired on June 15, 1999. The options vested at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 25% of the total option shares as of the end of each one-year period thereafter.

(12)       These stock options had a term of 10 years from the date of grant, and, under the terms of the stock option plan under which they were granted, exercise of stock options was permitted for a period of one year following the optionee’s termination of employment. Mr. Barone terminated his employment with the Company on January 1, 2006. Accordingly, these stock options expired on January 1, 2007.

(13)       These stock options had a term of 10 years from the date of grant, and, under the terms of the stock option plan under which they were granted, exercise of stock options was permitted for a period of one year following the optionee’s termination of employment. Mr. Barone terminated his employment with the Company on January 1, 2006. Accordingly, these stock options expired on January 1, 2007.

(14)       These stock options had a term of 10 years from the date of grant, and, under the terms of the stock option plan under which they were granted, exercise of stock options was permitted for a period of one year following the optionee’s termination of employment. Mr. Barone terminated his employment with the Company on January 1, 2006. Accordingly, these stock options expired on January 1, 2007.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information for the fiscal year ended December 30, 2006 with respect to the options exercised, and the number of shares acquired on vesting, for the executive officers named above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Skaggs, Stephen A.	0	0	0	0
President & CEO
Johannessen, Jan	0	0	0	0
Senior VP & CFO
Donovan, Stephen M.	0	0	0	0
Corporate VP, Sales
Baker, Martin R.	0	0	0	0
Corporate VP & General Counsel
Barone, Frank J.	61,562	40,202	0	0
Former Corporate VP, Product Operations

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information concerning nonqualified deferred compensation for the executive officers named above during the fiscal year ended December 30, 2006.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Skaggs, Stephen A.	0	0	184	3,568	0
President & CEO
Johannessen, Jan	0	0	0	0	0
Senior VP & CFO
Donovan, Stephen M.	0	0	33,144	0	99,437
Corporate VP, Sales
Baker, Martin R.	0	0	0	0	0
Corporate VP & General Counsel
Barone, Frank J.	0	0	67,183	0	598,076
Former Corporate VP, Product
Operations

We maintain an Executive Deferred Compensation Plan in which participation is limited, as provided in applicable tax laws and regulations, to executive officers and a limited number of other members of senior management. Under the provisions of this plan, certain senior executives may annually defer up to 75% of their salary and up to 100% of their incentive compensation. The return on deferred funds is based upon the performance of designated mutual funds or our publicly traded common stock. There is no guaranteed return or matching contribution, and all amounts deferred are considered general unsecured obligations of the Company. On the basis of deferrals by plan participants, we have made corresponding contributions to a trust fund owned by the Company for the benefit of deferred compensation plan participants. The trust fund invests in mutual funds or our publicly traded common stock in the manner directed by participants pursuant to provisions of the plan. Amounts invested in shares of the Company’s common stock may not be subsequently reallocated into any other investment alternative.

Participant contributions to the deferred compensation plan, distributions and investment earnings and losses are accumulated in individual deferral investment accounts as established by the plan. The participants have the authority to invest the assets under the deferred compensation plan in investments selected by the plan’s administrators. The investment gains or losses credited to a participant’s account are based on investment elections made by the participant from prescribed mutual fund investment options. The table below shows the current investment options selected by participants in the deferred compensation plan and the total return for each investment option for the fiscal year ended December 30, 2006, as reported by the administrator of the deferred compensation plan.

Fund Name	Total Return for the Fiscal Year Ended 12/30/2006
Evergreen Institutional Money Market	5.0%
Vanguard Bond Index Total Bond Market	4.3%
Loomis Sayles Bond Fund	11.3%
Vanguard S&P 500 Fund	15.6%
AIM Charter A Fund	16.3%
RS Value & Growth Fund	10.8%
Janus Worldwide Fund	17.9%
Fidelity Select Electronics Fund	0.3%
Lattice Semiconductor Common Stock	50.0%

Participants may elect to receive payment of the deferral account in a single lump sum payment or in 20, 40 or 60 quarterly installments following the end of the calendar year in which the distribution election event occurs. The distribution election event is specified by each plan participant in the annual deferred compensation agreement executed by each such participant and the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following paragraphs summarize each outstanding contract, agreement, plan or arrangement that provides for payment of benefits to one of our named executive officers at, following, or in connection with, any termination of such named executive officer’s employment with the Company.

Stephen A. Skaggs

On August 9, 2005, the Company and Mr. Skaggs entered into an employment agreement. The employment agreement is “at-will”, and the Company may terminate Mr. Skaggs’ employment with or without Cause (as defined in the employment agreement) by giving Mr. Skaggs 30 days advance written notice. Mr. Skaggs may also terminate his employment by giving the Company 30 days advance written notice.

Upon termination of Mr. Skaggs’ employment for any reason, he is entitled to receive the following payments on the effective date of his termination: (i) all unpaid salary and unpaid vacation accrued through the date of termination, (ii) any unpaid, but earned and accrued non-equity incentive payment for any completed applicable determination period under the then-applicable executive non-equity incentive plan, and (iii) any unreimbursed business expenses. If the Company terminates Mr. Skaggs’ employment without Cause (as defined in the employment agreement) or if Mr. Skaggs terminates his employment with Good Reason (as defined in the employment agreement), then he will be entitled to receive (i) a severance payment equal to 1.5 times his then annual base salary plus 1.0 times his then target non-equity incentive payment pursuant to the then-applicable non-equity incentive plan, (ii) reimbursement of health insurance premiums for a period of 18 months following his termination date (or such earlier date upon which he receives comparable medical coverage), and (iii) immediate vesting under all of his then outstanding equity awards as if he had continued employment for an additional 12 months following his termination date.

In addition to the foregoing, if, within 24 months of a Change in Control (as defined in the employment agreement), Mr. Skaggs is terminated without Cause or terminates his employment with Good Reason, then (x) he will receive a severance payment equal to 2.0 times his then current base salary plus 2.0 times his target non-equity incentive payment pursuant to the then-applicable non-equity incentive plan, (y) he will receive reimbursement of health insurance premiums for 24 months, and (z) all of his outstanding equity awards will become fully vested and exercisable on the termination date. All severance payments are conditioned upon the execution by Mr. Skaggs of a release of claims against the Company. In addition, under the terms of his employment agreement, the receipt of severance payments is contingent on Mr. Skaggs for a period of one year (i) not soliciting employees of the Company, (ii) not directly or indirectly engaging in, having an ownership interest in, or participating in any entity that directly competes with the Company in any substantial business of the Company or any business reasonably expected to become a substantial business of the Company, and (iii) not knowingly publicly disparaging, criticizing, or otherwise making any derogatory statements regarding the Company, its directors, or its officers.

If any of the benefits and payments provided under the employment agreement are considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and are thus subject to the excise tax imposed by Section 4999 of the Code, the Company will provide Mr. Skaggs with a payment sufficient to cover such excise tax and an additional payment to cover the federal and state and employment taxes that will arise from this payment from the Company, not to exceed $1,000,000.

The following table provides information regarding the amounts that would have been owed to Mr. Skaggs under the terms of his employment agreement if Mr. Skaggs’ employment with the Company had been terminated as of December 30, 2006.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Accrued Unpaid Vacation ($)	Unpaid Non-Equity Incentive Plan Compensation ($)(1)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options ($)		Tax Gross-Up ($)
Skaggs, Stephen A.	Voluntary	15,385	35,777	0	1,182	0		0	0		0
President & CEO	Termination
	Terminated without	15,385	35,777	0	1,182	880,000	(2)	22,262	490,175	(4)	0
	Cause or Termination by Employee with Good Reason
	Within 24 months	15,385	35,777	0	1,182	1,360,000	(3)	29,683	1,297,306	(5)	1,000,000	(6)
	after Change in Control, Terminated without Cause or Termination by Employee with Good Reason

(1)                The compensation committee of the board of directors was responsible for determining and approving the amount of cash awards, if any, under the 2006 Executive Bonus Plan. The compensation committee approved these awards in February 2007. Thus, if Mr. Skaggs’ employment with the Company had been terminated on December 30, 2006, he would not yet have been entitled to receive this cash award.

(2)                This amount is equal to 1.5 times Mr. Skaggs’ base salary plus 1.0 times his target cash award under the 2006 Executive Bonus Plan.

(3)                This amount is equal to 2.0 times Mr. Skaggs’ base salary plus 2.0 times his target cash award under the 2006 Executive Bonus Plan.

(4)                This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Skaggs’ employment agreement if the Company had terminated him without Cause or if Mr. Skaggs had terminated his employment with Good Reason on December 30, 2006. To determine the value for each such in-the-money stock option, the difference between the exercise price and $6.48, equal to the closing price of our common stock on December 29, 2006 (the last day in 2006 that financial markets were open), was multiplied by the total number of shares in which Mr. Skaggs would have become additionally vested as a result of the 12 months of vesting acceleration provided for in his employment agreement with respect to a termination of Mr. Skaggs without Cause or a termination by Mr. Skaggs for Good Reason.

(5)                This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Skaggs’ employment agreement if, within 24 months following a Change in Control, the Company had terminated Mr. Skaggs without Cause or if Mr. Skaggs had terminated his employment with Good Reason on December 30, 2006. To determine the value for each such in-the-money stock option, the difference between the exercise price and $6.48, equal to the closing price of our common stock on December 29, 2006 (the last day in 2006 that financial markets were open), was multiplied by the total number of shares in which Mr. Skaggs would have become additionally vested as a result of the full vesting acceleration provided for in his employment agreement with respect to a termination of Mr. Skaggs without Cause or a termination by Mr. Skaggs for Good Reason within 24 months following a Change in Control.

(6)                The benefits and payments described above that would be provided to Mr. Skaggs if his employment was terminated without Cause or if Mr. Skaggs terminated his employment with Good Reason within 24 months following a Change in Control would be “parachute payments” within the meaning of Section 280G of the Code, and, thus, would be subject to the excise tax imposed by Section 4999 of the Code. In such circumstances, under the terms of his employment agreement, the Company has agreed to provide Mr. Skaggs with a payment sufficient to cover such excise tax and an additional payment to cover the federal and state and employment taxes that will arise from the Company’s payment of an amount to Mr. Skaggs for the excise tax. Under the terms of Mr. Skaggs’ employment agreement, the amount of such payment is capped at $1,000,000. The Company presently estimates that the payment owed to Mr. Skaggs for payment of excise tax and such other taxes would exceed $1,000,000, and, thus, would be capped at $1,000,000.

Jan Johannessen, Stephen M. Donovan and Martin R. Baker

On November 3, 2005, the Company entered into an employment agreement with Jan Johannessen, its Senior Vice President and Chief Financial Officer, Stephen M. Donovan, its Corporate Vice President, Sales, and Martin R. Baker, its Corporate Vice President, General Counsel, and Secretary. Each of the employment agreements with Mr. Johannessen, Mr. Donovan, and Mr. Baker is “at-will”, and the Company may terminate the employment of any of them with or without Cause (as defined in the employment agreements) by giving the executive officer 30 days advance written notice. Each of Mr. Johannessen, Mr. Donovan, and Mr. Baker may also terminate his employment by giving the Company 30 days advance written notice.

Upon termination of the employment of any of Mr. Johannessen, Mr. Donovan, or Mr. Baker for any reason, the executive officer is entitled to receive the following payments on the effective date of his termination: (i) all unpaid salary and unpaid vacation accrued through the date of termination, (ii) any unpaid, but earned and accrued incentive non-equity incentive payment for any completed applicable determination period under the then-applicable executive non-equity incentive plan, and (iii) any unreimbursed business expenses. If the Company terminates the employment of any of Mr. Johannessen, Mr. Donovan, or Mr. Baker without Cause or if any of these executive officers terminates his employment with Good Reason (as defined in the employment agreement), then the executive officer will be entitled to receive (i) a severance payment equal to 1.0 times his then annual base salary plus 1.0 times his then target non-equity incentive payment pursuant to the then-applicable non-equity incentive plan (adjusted pro rata on a monthly basis depending on the month the termination occurs) and (ii) reimbursement of health insurance premiums for a period of 12 months following his termination date (or such earlier date upon which he receives comparable medical coverage).

In addition to the foregoing, if, within 24 months of a Change in Control (as defined in the employment agreements), any of Mr. Johannessen, Mr. Donovan, or Mr. Baker is terminated without Cause or terminates his employment with Good Reason, then (x) the executive officer will receive a severance payment equal to 1.0 times his then current base salary plus 1.0 times his target non-equity incentive payment pursuant to the then-applicable non-equity incentive plan (without any pro rata adjustment),  (y) the executive officer will receive reimbursement of health insurance premiums for 12 months, and (z) all of the executive officer’s outstanding equity awards will become fully vested and exercisable on the termination date. All severance payments are conditioned upon the execution by the executive officer of a release of claims against the Company. In addition, under the terms of each executive officer’s employment agreement, the receipt of severance payments is contingent on the executive officer for a period of one year (i) not soliciting employees of the Company, (ii) not directly or indirectly engaging in, having an ownership interest in, or participating in any entity that directly competes with the Company in any substantial business of the Company or any business reasonably expected to become a substantial business of the Company, and (iii) not knowingly publicly disparaging, criticizing, or otherwise making any derogatory statements regarding the Company, its directors, or its officers.

If any of the benefits and payments provided under the employment agreement are considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and are thus subject to the excise tax imposed by Section 4999 of the Code, then the executive officer’s benefits under the employment shall be payable either (1) in full, or (2) as to such lesser amount which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the executive officer of the greatest amount of after-tax benefits under the employment agreement.

The following table provides information regarding the amounts that would have been owed to each of Mr. Johannessen, Mr. Donovan, and Mr. Baker under the terms of each of their employment agreements if their employment with the Company had been terminated as of December 30, 2006.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Accrued Unpaid Vacation ($)	Unpaid Non-Equity Incentive Compensation ($)(1)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options ($)
Johannessen, Jan	Voluntary Termination	10,081	2,132	0	0	0		0	0
Senior VP & CFO
	Terminated without Cause or Termination of Employee with Good Reason	10,081	2,132	0	0	366,934	(2)	14,842	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	10,081	2,132	0	0	366,934	(3)	14,842	306,719	(4)
Donovan, Stephen M.	Voluntary Termination	8,736	12,843	0	0	0		0	0
Corporate VP, Sales
	Terminated without Cause or Termination of Employee with Good Reason	8,736	12,843	0	0	295,250	(2)	14,842	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	8,736	12,843	0	0	295,250	(3)	14,842	151,481	(4)
Baker, Martin R.	Voluntary Termination	6,050	16,280	0	2,177	0		0	0
Corporate VP & General Counsel
	Terminated without Cause or Termination of Employee with Good Reason	6,050	16,280	0	2,177	292,107	(2)	14,842	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	6,050	16,280	0	2,177	292,107	(3)	14,842	129,716	(4)

(1)                The compensation committee of the board of directors was responsible for determining and approving the amount of cash awards, if any, under the 2006 Executive Bonus Plan. The compensation committee approved these cash awards in February 2007. Thus, if the employment of Mr. Johannessen, Mr. Donovan, or Mr. Baker with the Company had been terminated on December 30, 2006, the executive officer would not yet have been entitled to receive this cash award.

(2)                This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction because the entire plan year had been completed as of December 30, 2006) under the 2006 Executive Bonus Plan.

(3)                This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction) under the 2006 Executive Bonus Plan.

(4)                These amounts represent the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in each executive officer’s employment agreement if, within 24 months following a Change in Control, the Company had terminated the executive officer without Cause or if the executive officer had terminated his employment with Good Reason on December 30, 2006. To determine the value for each such in-the-money stock option, the difference between the exercise price and $6.48, equal to the closing price of our common stock on December 29, 2006 (the last day in 2006 that financial markets were open), was multiplied by the total number of shares in which the executive officer would have become additionally vested as a result of the full vesting acceleration provided for in his employment agreement with respect to a termination of the executive officer without Cause or a termination by the executive officer for Good Reason within 24 months following a Change in Control.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation of our directors other than Stephen A. Skaggs for the fiscal year ended December 30, 2006.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(11)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jones, Patrick S.,	106,000	(3)	0	46,360	0	0	0		152,360
Chairman
Coreson, David E.	39,000	(4)	0	46,360	0	0	0		85,360
Hauer, Daniel S.	39,750	(5)	0	68,979	0	0	0		108,729
Krishnamurthy, Balaji	34,750	(6)	0	49,003	0	0	0		83,753
Merlo, Harry A.	36,000	(7)	0	68,979	0	0	0		104,979
Parker, Gerhard	32,250	(8)	0	49,003	0	0	0		81,253
Hatfield, Mark O.,
former director(1)	5,000	(9)	0	0	0	0	128,005	(12)	133,005
Koh, Soo Boon,
former director(2)	9,000	(10)	0	12,510	0	0	0		21,510

(1)           Mr. Hatfield resigned from our board of directors on January 31, 2006.

(2)           Ms. Koh decided not to stand for re-election to the board of directors, and, in accordance with our bylaws, her term expired immediately prior to our 2006 Annual Meeting of Stockholders, which was held on May 2, 2006.

(3)           Includes $60,000 retainer for serving as chairman of the board, $10,000 retainer for serving as chairman of the audit committee, $20,000 retainer as a member of the board of directors, and $16,000 in per meeting fees.

(4)           Includes $5,000 retainer for serving as chairman of the nominating and governance committee, $20,000 retainer as a member of the board of directors, and $14,000 in per meeting fees.

(5)           Includes $5,000 retainer for serving as chairman of the compensation committee, $20,000 retainer for serving as a member of the board of directors, and $14,750 in per meeting fees.

(6)           Includes $20,000 retainer as a member of the board of directors, and $14,750 in per meeting fees.

(7)           Includes $20,000 retainer as a member of the board of directors, and $16,000 in per meeting fees.

(8)           Includes $20,000 retainer as a member of the board of directors, and $12,250 in per meeting fees.

(9)           Includes $5,000 retainer (payment for first quarter 2006) as a member of the board of directors.

(10)     Includes $5,000 retainer (payment for first quarter 2006) as a member of the board of directors, and $4,000 in per meeting fees.

(11)     The amounts provided in this column represent the compensation cost with respect to the fiscal year ended December 30, 2006 as calculated in accordance with FAS 123R with respect to all option awards granted pursuant to our 2001 Outside Directors’ Stock Option Plan in previous fiscal years and in the fiscal year ended December 30, 2006. The full grant date fair value of the awards granted pursuant to our 2001 Outside Directors’ Stock Option Plan to each director and former director in the fiscal year ended December 30, 2006, as calculated in accordance with FAS 123R, is as follows: Mr. Jones $121,504, Mr. Coreson $121,504, Mr. Hauer $121,504, Mr. Krishnamurthy $259,099, Mr. Merlo $121,504, Mr. Parker $259,099, Mr. Hatfield $0, and Ms. Koh $0. The aggregate number of option awards outstanding under our 2001 Outside Directors’ Stock Option Plan for each director and former director as of the Company’s fiscal year end, December 30, 2006, is as follows: Mr. Jones 121,500 Mr. Coreson 121,500, Mr. Hauer 184,500, Mr. Krishnamurthy 101,250, Mr. Merlo 184,500, Mr. Parker 101,250, Mr. Hatfield none, and Ms. Koh none.

(12)     After he resigned from our board of directors, Mr. Hatfield entered into a consulting agreement with the Company in February 2006, under the terms of which Mr. Hatfield agreed to render consulting services to the Company as deemed necessary and appropriate by the board of directors. Under the terms of this agreement, the Company agreed to pay Mr. Hatfield $3,375 in the first quarter of 2006 and $8,375 each quarter thereafter up to and including the second quarter of 2007. The amounts to be paid to Mr. Hatfield under the consulting agreement were intended to replicate the estimated payments that Mr. Hatfield would have received in retainer and meeting attendance fees had he continued to serve as a director through the end of his term, which would have expired immediately prior to the 2007 Annual Meeting of Stockholders currently scheduled for May 1, 2007. Pursuant to the terms of his consulting agreement, the Company paid Mr. Hatfield an aggregate of $28,500 in 2006. In addition to the payments made to him under the consulting agreement, in May 2006, the compensation committee of the board of directors granted Mr. Hatfield stock options pursuant to our 2001 Stock Plan to purchase an aggregate of 94,356 shares of the Company’s common stock in 2006. Such option grants were intended to replicate to the extent possible the options that had previously been granted to Mr. Hatfield for his service as a director, but which had expired unexercised 90 days after his resignation as a director. The compensation cost with respect to the fiscal year ended December 30, 2006 as calculated in accordance with FAS 123R with respect to all option awards granted pursuant to our 2001 Stock Plan to Mr. Hatfield for the fiscal year ended December 30, 2006 was $99,505. The full grant date fair value of the awards granted to Mr. Hatfield pursuant to our 2001 Stock Plan in the fiscal year ended December 30, 2006, as calculated in accordance with FAS 123R, was $315,114. The aggregate number of option awards outstanding for Mr. Hatfield as of the Company’s fiscal year end, December 30, 2006, was 94,356.

Option grants were awarded to our directors pursuant to the terms of the Company’s 2001 Outside Directors’ Stock Option Plan. For more information regarding the specifics of this plan, please see the information provided under the heading “Summary of the 2001 Directors’ Plan” in Proposal Two of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2006 were Mr. Coreson, Mr. Hauer, and Mr. Krishnamurthy. None of the members of the committee was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in this 2007 proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this 2007 proxy statement.

Compensation Committee
Daniel S. Hauer, Chairman
David E. Coreson
Balaji Krishnamurthy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 20, 2007, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)		Percent of Class
Mazama Capital Management Inc.	22,519,624	(2)	19.6%
1 SW Columbia, Suite 1500
Portland OR 97258
Dimensional Fund Advisors L.P.	9,622,514	(3)	8.4%
1299 Ocean Avenue
Santa Monica CA 90401
Stephen A. Skaggs, President and CEO	1,557,756	(4)	1.4%
Stephen M. Donovan, Corporate Vice President, Sales	597,429	(5)	*
Martin R. Baker, Corporate Vice President & General Counsel	446,789	(6)	*
Jan Johannessen, Senior Vice President and CFO	325,591	(7)	*
Frank J. Barone, Former Corporate Vice President, Product Operations	5,571	(8)	*
Harry A. Merlo, Director	281,985	(9)	*
Daniel S. Hauer, Director	198,735	(10)	*
Gerhard Parker, Director	80,375	(11)	*
David E. Coreson, Director	50,475	(12)	*
Patrick S. Jones, Director	50,375	(13)	*
Balaji Krishnamurthy, Director	35,375	(14)	*
Mark O. Hatfield, Former Director	42,428	(15)	*
Soo Boon Koh, Former Director	1,450	(16)	*
All directors and executive officers as a group (13 persons)	3,674,334	(17)	3.2%

*                    Less than one percent.

(1)          Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.

(2)          Based solely on information contained in a Form 13G/A filed on February 8, 2007, by Mazama Capital Management, Inc., which reported sole voting power as to 12,690,800 shares and sole dispositive power as to 22,519,624 shares.

(3)          Based solely on information contained in a Form 13 G/A filed on February 9, 2007, by Dimensional Fund Advisors L.P., which reported sole voting and dispositive power as to 9,622,514 shares.

(4)          Includes 1,503,961 shares exercisable under options within 60 days of March 20, 2007.

(5)          Includes 579,669 shares exercisable under options within 60 days of March 20, 2007. Also includes 14,515 shares held for the benefit of Mr. Donovan by our executive deferred compensation plan.

(6)          Includes 437,311 shares exercisable under options within 60 days of March 20, 2007. Also includes 1,610 shares held indirectly by Mr. Baker for which Mr. Baker has dispositive power pursuant to a power of attorney.

(7)          Includes 325,591 shares exercisable under options within 60 days of March 20, 2007.

(8)          Mr. Barone held 5,571 shares as of March 20, 2007.

(9)          Includes an aggregate of 69,160 shares held by the Harry A. Merlo Charitable Remainder Trusts and the Merlo Educational Trust as to which Mr. Merlo disclaims beneficial ownership; includes 111,375 shares exercisable under options within 60 days of March 7, 2007.

(10) Includes 111,375 shares exercisable under options within 60 days of March 20, 2007.

(11) Includes 30,375 shares exercisable under options within 60 days of March 20, 2007.

(12) Includes 48,375 shares exercisable under options within 60 days of March 20, 2007

(13) Includes 48,375 shares exercisable under options within 60 days of March 20, 2007.

(14) Includes 30,375 shares exercisable under options within 60 days of March 20, 2007.

(15) Mr. Hatfield held no shares as of March 20, 2007. Mr. Hatfield beneficially owns 42,428 shares exercisable under options within 60 days of March 20, 2007 pursuant to stock options granted to him in connection with his consulting arrangement with the Company.

(16) Ms. Koh held 1,450 shares as of March 20, 2007.

(17) The number of shares beneficially owned by all of our directors and executive officers as a group includes 5,571 shares beneficially owned by our former corporate vice president, product operations, Mr. Barone, who terminated his employment with the company on January 1, 2006, 1,450 shares beneficially owned by our former director, Ms. Koh, who departed our board of directors at the end of her term in May 2006, and 42,428 shares beneficially owned by our former director Mr. Hatfield, who departed our board of directors in January 2006. The total includes 3,269,210 shares exercisable under options, includes 14,515 shares held for the benefit of executive officers by our executive deferred compensation plan, and also includes 1,610 shares held indirectly by one of our executive officers pursuant to a power of attorney.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for 2006, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

Equity Compensation Plan Information

The following table summarizes information, as of December 30, 2006, with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by us in connection with mergers and acquisitions. Footnote (5) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 30, 2006, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	(A)	(B)	(C)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(numbers in table and notes are in thousands except per share amounts)
Equity compensation plans approved by security holders(1)	19,990	$6.86	4,829	(2)
Equity compensation plans not approved by security holders	670 (3)	$8.64	15	(4)
Total	20,660	$6.92	4,844

(1)          Includes shares of our common stock issuable upon exercise of options from the 1996 Stock Incentive Plan, the 2001 Stock Plan and the 2001 Outside Directors’ Stock Option Plan.

(2)          Includes 425 shares reserved for issuance under our Employee Stock Purchase Plan.

(3)          Consists of shares of our common stock issuable upon exercise of warrants issued to a vendor as compensation for services. The warrants have an exercise price equal to the closing market price on the date of issue and were earned by the vendor ratably over the one-year service period and have a term of five years. Security holder approval was not required for the issuance of these warrants pursuant to our charter documents and applicable law and regulations.

(4)          Consists of shares of our common stock held for the benefit of certain executives by our executive deferred compensation plan. The plan is funded entirely by participants through deferral of salary, bonus awards or gains on the exercise of stock options. Distributions to participants are made pursuant to elections made by participants in accordance with plan provisions, generally at the time of the election to defer. There have been no Company matching contributions to the plan and the assets of the plan remain subject to claims of the Company’s general creditors. Security holder approval was not required for establishing and funding the executive deferred compensation plan.

(5)          The table does not include information for the stock options assumed by us in connection with mergers and acquisitions. At December 30, 2006, a total of 1,506 shares of our common stock were issuable upon exercise of those assumed options. The weighted-average exercise price of those assumed options is $10.23 per share.

PROPOSAL 2:  APPROVAL OF AN AMENDMENT TO THE 2001 OUTSIDE DIRECTORS’ STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,000,000 TO 1,200,000 SHARES

At the Annual Meeting, the stockholders are being asked to approve amending the 2001 Outside Directors’ Stock Option Plan (the “2001 Directors’ Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the 2001 Director’s Plan from 1,000,000 to 1,200,000 shares.

The board of directors approved the amendment to the 2001 Directors’ Plan on February 6, 2007, subject to the approval of our stockholders.

Description of the 2001 Directors’ Plan

The following paragraphs provide a summary of the principal features of the 2001 Directors’ Plan and its operation, along with a summary of the proposed amendment to the 2001 Directors’ Plan. The 2001 Directors’ Plan, in the form in which it is proposed to be amended, is available to all stockholders upon written request addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. A copy of the 2001 Directors’ Plan, in the form in which it is proposed to be amended, is filed as Appendix A to this proxy statement, and is available through the Securities and Exchange Commission’s website, http://www.sec.gov/. The following summary is qualified in its entirety by reference to the actual plan document filed with the Securities and Exchange Commission.

The board of directors adopted the 2001 Directors’ Plan in February 2001, and our stockholders approved it in May 2001. The board of directors approved certain amendments to the 2001 Directors’ Plan in December 2005, including, among other things, (i) increasing the number of shares for a Directors’ First Option (as defined below) from 72,000 to 90,000, (ii) increasing the number of shares for annual Replenishment Options (as defined below) from 18,000 to 22,500, and (iii) making changes to the vesting schedules of each of the different kinds of option grants under the plan such that all such options fully vest three years after the date of grant, as opposed to four years. Our stockholders approved these amendments in May 2006. The 2001 Directors’ Plan is currently set to expire in February 2011.

Summary of the 2001 Directors’ Plan

Purpose.   The purpose of the 2001 Directors’ Plan is to attract and retain highly qualified directors who are not employees (an “Outside Director”) of the Company.

Shares Subject to the 2001 Directors’ Plan.   The board has reserved a maximum of 1,000,000 shares of common stock for issuance under the 2001 Directors’ Plan. The shares may be authorized, but unissued, or reacquired shares of common stock. The proposed amendment to the 2001 Directors’ Plan would increase the number of shares reserved for issuance from 1,000,000 to 1,200,000 shares.

Administration.   The 2001 Directors’ Plan is administered by the board. The board has the authority, in its discretion, to: (i) determine the fair market value of the common stock, if there ceases to be an established market for the common stock; (ii) interpret the 2001 Directors’ Plan; (iii) prescribe, amend, and rescind rules and regulations relating to the 2001 Directors’ Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the options granted under the 2001 Directors’ Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the 2001 Directors’ Plan. All decisions, determinations, and interpretations of the board will be final.

Grant of Options.   The 2001 Directors’ Plan provides for the following automatic grants of options:

(a)   Each Outside Director is automatically granted an option to purchase ninety thousand (90,000) shares (the “Directors’ First Option”) upon the date of the first board meeting coinciding with or following the date such individual first becomes an Outside Director.

(b)   Each Outside Director, except as indicated in (c) below, is automatically granted an option to purchase 22,500 shares (the “Replenishment Option”) on the date of the regularly scheduled board meeting held in the third quarter (the “3rd Quarter Meeting”) of each fiscal year, except that no Outside

Director will receive a Replenishment Option in the same fiscal year in which he or she has received a Directors’ First Option, or in the following fiscal year if the Directors’ First Option was granted in the fourth quarter of the preceding fiscal year.

(c)   Each Outside Director who received a Directors’ First Option in any quarter of the fiscal year except the third is automatically granted a “Prorated Replenishment Option” on the date of the following 3rd Quarter Meeting. A Prorated Replenishment Option is an option to purchase either (i) eleven thousand two hundred fifty (11,250) shares, if the Outside Director was granted a Directors’ First Option on the date of the board meeting in the first quarter of the fiscal year (the “First Quarter Prorated Replenishment Option”); (ii) five thousand six hundred twenty-five (5,625) shares, if the Outside Director was granted a Directors’ First Option on the date of the Board meeting in the second quarter of the fiscal year (the “Second Quarter Prorated Replenishment Option”); or (iii) sixteen thousand eight hundred seventy-five (16,875) shares, if the Outside Director was granted a Directors’ First Option on the date of the board meeting in the fourth quarter of the fiscal year (the “Fourth Quarter Prorated Replenishment Option”).

Eligibility.   Only Outside Directors are eligible to receive nonstatutory stock options under the 2001 Directors’ Plan. Currently, the board consists of seven directors, of whom six are Outside Directors.

Terms and Conditions of Options.   Each option is evidenced by a director option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

(a)   Exercise Price.   The exercise price of options granted under the 2001 Directors’ Plan is 100% of the fair market value per share of the common stock on the date of grant.

(b)   Exercise of Option.   Options granted under the 2001 Directors’ Plan vest as follows:

A Directors’ First Option will vest as to 1/4 of the optioned stock on the date of grant and as to an additional 1/16 each three months thereafter, such that all of the optioned stock shall be exercisable on the third anniversary of the date of grant. A Replenishment Option will vest as to 1/4 of the optioned stock twenty-seven months after the date of grant and as to an additional 1/4 each three months thereafter, such that all of the optioned stock shall be exercisable on the third anniversary of the date of grant. A First Quarter Prorated Replenishment Option will vest as to 1/2 of the optioned stock thirty-three months after the date of grant and as to the remaining 1/2 three months thereafter. A Second Quarter Prorated Replenishment Option will vest in full thirty-six months after the date of grant. A Fourth Quarter Prorated Replenishment Option will vest as to 1/3 of the optioned stock thirty months after the date of grant and as to an additional 1/3 each three months thereafter.

An option will be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, and accompanied by payment in full for such shares.

(c)   Forms of Consideration.   The Company receives no consideration for granting options under the 2001 Directors’ Plan. The means of payment for shares issued upon exercise of an option by an optionee is specified in each option agreement. The 2001 Directors’ Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, any payment permitted under applicable law, or any combination thereof.

(d)   Term of Option.   The term of each option is ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

(e)   Termination of Directorship.   If an optionee’s status as a director terminates for any reason other than upon the optionee’s death or disability (as defined in the 2001 Directors’ Plan), then all options held by the optionee under the 2001 Directors’ Plan expire three months following the termination. If the optionee’s status as a director terminates due to death or disability, then all options held by the optionee under the 2001 Directors’ Plan will become fully exercisable, and will expire twelve months following the termination. In no case may an option be exercised after the expiration date of the option.

(f)   Nontransferability of Options.   Options granted under the 2001 Directors’ Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(g)   Other Provisions.   The director option agreement may contain other terms, provisions, and conditions not inconsistent with the 2001 Directors’ Plan as may be determined by the board.

(h)   Adjustments upon Changes in Capitalization.   In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification, or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2001 Directors’ Plan, the number of shares subject to the Directors’ First Option, Replenishment Option and any Prorated Replenishment Option, the number and class of shares of stock subject to any option outstanding under the 2001 Directors’ Plan, and the exercise price of any such outstanding option.

Unless otherwise determined by the board, in the event of a proposed liquidation or dissolution, any unexercised options will terminate prior to such action; the Company will give each optionee thirty days’ notice prior to the consummation of the liquidation or dissolution and, upon receipt of the notice, all options will become fully exercisable.

In the event of a merger of the Company or the sale of substantially all of our assets, each option will become fully vested and exercisable.

Amendment and Termination of the 2001 Directors’ Plan.   The board may amend, alter, suspend, or terminate the 2001 Directors’ Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2001 Directors’ Plan to the extent necessary to comply with applicable laws or regulations. No such action by the board or stockholders may alter or impair any option previously granted under the 2001 Directors’ Plan without the consent of the optionee. Unless terminated earlier, the 2001 Directors’ Plan will terminate in 2011.

Federal Tax Consequences.   The following discussion summarizes certain U.S. federal tax considerations for directors receiving options under the 2001 Directors’ Plan and certain tax effects on the Company, based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal tax consequences of the 2001 Directors’ Plan:

Nonstatutory Stock Options.   Options granted under the 2001 Directors’ Plan do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the fair market value on the date of exercise for the shares exercised over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Currently, net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 15%.

New Plan Benefits

Since the inception of the 2001 Directors’ Plan, and as of the record date, no shares of Common Stock have been issued upon exercise of options granted pursuant to the plan and options to purchase an aggregate of 814,500 shares are outstanding. A total of 185,500 shares of common stock are currently reserved for future issuance under the 2001 Directors’ Plan (not taking into account the proposed increase in reserved shares).

The following table sets forth for the fiscal year ending December 29, 2007 the anticipated benefits under the 2001 Directors’ Plan, if amended as proposed herein, for each of our executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees other than executive officers as a group.

	2001 Directors’ Plan
Name and Position	Dollar Value ($)		Number of Shares
Executive Officers:
Stephen A. Skaggs, CEO & President	0		0	(1)
Jan Johannessen, Senior VP & CFO	0		0	(1)
Stephen M. Donovan, Corporate VP, Sales	0		0	(1)
Martin R. Baker, Corporate VP & General Counsel	0		0	(1)
Former Executive Officer:
Frank Barone, Former Corporate VP, Product Operations	0		0	(1)
Executive Group	0		0	(1)
Non-Executive Director Group	—	(2)	135,000	(3)
Non-Executive Officer Employee Group	0		0	(1)

(1)          Pursuant to the terms of the 2001 Directors’ Plan, only non-employee directors are eligible for grants under the plan.

(2)          Because the option grants will take place at a future time and the value of the grants depends on our stock price, the dollar value of these option grants is not determinable at this time.

(3)          We presently have six Outside Directors. The above table assumes Replenishment Options granted to six Outside Directors at the regularly scheduled board meeting held in the third quarter of the fiscal year ending December 29, 2007.

Required Vote

The proposal to approve the amendments to the 2001 Directors’ Plan requires the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2001 OUTSIDE DIRECTORS’ STOCK OPTION PLAN.

PROPOSAL 3:  APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER
FROM 4,700,000 TO 5,500,000 SHARES

At the Annual Meeting, the stockholders are being asked to approve amending the Employee Stock Purchase Plan (“ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 800,000 shares, bringing the total number of shares issuable under the ESPP from 4,700,000 to 5,500,000 shares.

The board of directors approved the amendment to the ESPP on February 6, 2007, subject to the approval of our stockholders.

Description of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation, along with a summary of the proposed amendment to the ESPP. The ESPP, in the form in which it is proposed to be amended, is available to all stockholders upon written request addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. A copy of the ESPP, in the form in which it is proposed to be amended, is filed as Appendix B to this proxy statement, and is available through the Securities and Exchange Commission’s website, http://www.sec.gov/. The following summary is qualified in its entirety by reference to the actual plan document filed with the Securities and Exchange Commission.

The board of directors adopted the ESPP in February 1990, and our stockholders approved it in August 1990. The ESPP states that it is intended to be a permanent program, but the Company retains the right to declare the ESPP terminated at any time.

Summary of the ESPP

Purpose.   The purpose of the ESPP is to provide a convenient and practical means by which our employees may acquire shares of our common stock. The Company believes that ownership of its stock by employees mutually benefits the employees, the Company, and its stockholders by creating a greater community of interest between the Company’s stockholders and its employees.

Shares Subject to the ESPP.   The ESPP, as initially adopted by the board of directors and approved by the stockholders, reserved 900,000 shares for issuance thereunder (all share numbers in this section reflect, as applicable, the three-for-two stock split effected July 7, 1993, and the two-for-one stock splits effected September 16, 1999 and October 11, 2000). In February 1993, the board of directors adopted an amendment to the ESPP to increase the shares reserved for issuance from 900,000 to 1,800,000 shares, which the stockholders approved in August 1993. In May 1997, the board of directors adopted an amendment to the ESPP to increase the shares reserved for issuance from 1,800,000 shares to 2,800,000 shares, which the stockholders approved in August 1997. In February 2002, the board of directors adopted an amendment to the ESPP to increase the shares reserved for issuance from 2,800,000 shares to 3,700,000 shares, which the stockholders approved in May 2002. In February 2004, the board of directors adopted an amendment to the ESPP to increase the shares reserved for issuance from 3,700,000 to 4,700,000, which the stockholders approved in May 2004. The shares may be authorized, but unissued, or reacquired shares of common stock. The proposed amendment would increase the number of shares reserved for issuance from 4,700,000 to 5,500,000 shares.

Administration.   The ESPP is administered by the board of directors or a committee appointed by the board of directors. The board of directors may promulgate rules and regulations for the operation of the ESPP, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising thereunder and generally supervise the administration of the plan.

Eligibility.   Except as described below, all U.S. based regular-status employees of the Company and its domestic subsidiaries who have been so employed for at least six months and work more than (i) twenty hours per week or (ii) five months per year are eligible to participate in the ESPP. On the basis of these criteria, approximately 700 of the Company’s employees were eligible to participate in the ESPP in the current offering period ending June 30, 2007. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of our stock is ineligible to participate in the ESPP.

Right to Purchase Shares.   Eligible employees may participate in the ESPP by electing to contribute to the plan by means of a payroll deduction. Participants may contribute to the ESPP from $10 to 10 percent of their total base salary during each pay period in the offering period. No employee’s rights to acquire shares of common stock may accrue at a rate that exceeds $25,000 per calendar year. The $25,000 limit is based on the fair market value of the shares as of the relevant enrollment date. At the end of each six-month offering period, June 30 and December 31 each year, we will apply the amount contributed by the participant during the offering period to the purchase of whole shares of common stock reserved under the ESPP. The purchase price per share of common stock is equal to the lesser of 85 percent of the fair market value of the common stock on the first trading day of the offering period or the last trading day of the offering period, provided that such price is not less than the book value of the Company’s common stock on the purchase date. Any cash amount remaining after the purchase of whole shares because it was less than the amount required to purchase a whole share will be retained in the participant’s account for application on the next purchase date. All other cash amounts remaining in the participant’s account after the purchase of whole shares will be distributed to the participant.

Neither payroll deductions credited to a participant’s account nor any rights under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment payroll deductions credited to the participant’s account are generally returned to the participant and the participant has no right to acquire shares on the next purchase date. However, upon termination of a participant’s employment because of death, retirement or disability, the payroll deductions credited to the participant’s account will be used to purchase shares of common stock on the next purchase date under the plan if the next purchase occurs within three months of the date of termination. Any remaining balance is returned to the participant or his or her beneficiary. A participant may withdraw the entire accumulated balance in his or her account and terminate participation in the ESPP by giving written notice, except that no amounts may be voluntarily withdrawn within 15 days prior to the last day of an offering period.

Adjustments upon Changes in Capitalization.   Subject to the determination of the ESPP’s administrators, in the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification, or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the ESPP.

In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company of substantially all of its assets, the successor may continue the ESPP by adopting the same by resolution of its board of directors or agreement of its partners or proprietors. If, within 90 days after the effective date of such a transaction, the successor corporation, partnership or proprietorship does not adopt the ESPP, the ESPP shall be terminated by the Company.

Amendment and Termination of the ESPP.   The board of directors may amend the ESPP, except that without stockholder approval, the board of directors may not increase the number of shares reserved for issuance under the plan, permit the sale of shares to noneligible employees, materially increase benefits, materially modify eligibility requirements, or make other material amendments to the plan. The board of directors may terminate the ESPP at any time. Upon termination, amounts credited to participants’ accounts will be returned to participants.

Federal Tax Consequences.   The following discussion summarizes certain U.S. federal tax considerations for employees purchasing the Company’s common stock under the ESPP, and certain tax effects on the Company, based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), as in effect on the date of this proxy statement, current regulations, and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal tax consequences of the ESPP.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. However, the participant will generally be subject to tax upon the sale or other disposition of the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased (the “Holding Periods”), the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15 percent of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Holding Periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the Holding Periods.

New Plan Benefits

Since the ESPP’s inception in 1990, and as of March 20, 2007, we have issued a total of 4,274,909 shares of common stock pursuant to the ESPP. A total of 425,091 shares of common stock are currently reserved for future issuance under the ESPP (not taking into account the proposed increase in shares reserved).

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Thus, future purchases under the ESPP are not determinable as of the date hereof. Moreover, the per share purchase price for the two 2007 offering periods will be determined by reference, in part, to future closing prices of our common stock, and, thus, the number of shares that could ultimately be purchased with an employee’s payroll deductions is also not determinable at this time.

Accordingly, the following table sets forth certain information regarding shares purchased under the ESPP during 2006 for each of our executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees other than executive officers as a group.

	ESPP
Name and Position	Dollar Value ($)		Number of Shares
Executive Officers:
Stephen A. Skaggs, CEO & President	0		0
Jan Johannessen, Senior VP & CFO	0		0
Stephen M. Donovan, Corporate VP, Sales	0		0
Martin R. Baker, Corporate VP & General Counsel	0		0
Former Executive Officer:
Frank Barone, Former Corporate VP, Product Operations	0		0
Executive Group	0		0
Non-Executive Director Group	0		0	(1)
Non-Executive Officer Employee Group	875,234	(2)	199,370	(3)

(1)          Pursuant to the terms of the ESPP, non-employee directors are not eligible to participate in the plan.

(2)          Represents the aggregate purchase price under the terms of the plan for 199,370 shares purchased at a price of $4.39 per share for the offering period ended June 30, 2006. Because the end of the second offering period was December 31, 2006, the only offering period that took place during the fiscal year ended December 30, 2006 was the offering period that closed on June 30, 2006.

(3)          The second offering period in the calendar year 2006 closed on December 31, 2006. In the second offering period, ESPP participants purchased an aggregate of 204,473 shares at a price of $5.1765 per share. For the two offering periods in calendar year 2006, ESPP participants purchased an aggregate of 403,843 shares for an aggregate purchase price of $1,933,689.

Required Vote

The proposal to approve the amendment to the ESPP requires the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ESPP.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has approved the appointment of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm for the year ending December 29, 2007, subject to ratification of the appointment by the stockholders. We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our current fiscal year.

On March 13, 2007, the audit committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, and engaged KPMG as our new independent registered public accounting firm for the fiscal year ending December 29, 2007. The change in the Company’s independent registered public accounting firm from PwC to KPMG was reported in a Current Report on Form 8-K filed with the SEC on March 19, 2007.

The reports of PwC on the consolidated financial statements of the Company as of and for the fiscal years ended December 30, 2006 and December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 30, 2006 and December 31, 2005 and through March 13, 2007 (the “Relevant Period”), there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. Also, during the Relevant Period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K (“Reportable Events”).

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for the fiscal year ending December 29, 2007, the Audit Committee carefully considered that firm’s qualifications.

During the Relevant Period, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iv) any Reportable Event.

Representatives of KPMG have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The proposal to ratify the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the annual meeting. If the appointment of KPMG is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain KPMG.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 29, 2007.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 30, 2006 was sent to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 20, 2007, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on March 9, 2007, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

INCORPORATION BY REFERENCE

Certain information required in this proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 is incorporated by reference from our Annual Report on Form 10-K filed with the SEC on March 9, 2007. Information regarding our executive officers that is required by Item 7(b) of Schedule 14A is incorporated by reference from the information contained under the caption “Executive Officers of the Registrant” that is set forth in Item 1 of Part I of our Annual Report on Form 10-K. Information regarding the assumptions used for purposes of calculation of stock-based compensation expense that is required by Item 8 of Schedule 14A is incorporated by reference from Note 11 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K.

OTHER BUSINESS

The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 7, 2007. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)         not earlier than the close of business on December 7, 2007; and

(2)         not later than the close of business on January 6, 2008.

If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card that you receive.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy of these. Your request should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, or you may contact the Secretary at (503) 268-8000. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

By Order of the Board of Directors
Martin R. Baker
Secretary

Hillsboro, Oregon
April 5, 2007

APPENDIX A

LATTICE SEMICONDUCTOR CORPORATION

2001 OUTSIDE DIRECTORS’ STOCK OPTION PLAN

(Amended and restated effective as of the date of the 2007 annual stockholders’ meeting)

1.             Purposes of the Plan.  The purposes of this 2001 Outside Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Board” means the Board of Directors of the Company.

(b)           “Code” means the Internal Revenue Code of 1986, as amended.

(c)           “Common Stock” means the common stock of the Company.

(d)           “Company” means Lattice Semiconductor Corporation, a Delaware corporation.

(e)           “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(f)            “Director” means a member of the Board.

(g)           “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j)            “Option” means a stock option granted pursuant to the Plan.

(k)           “Optioned Stock” means the Common Stock subject to an Option.

(l)            “Optionee” means an Outside Director who receives an Option.

(m)          “Outside Director” means a Director who is not an Employee.

(n)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)           “Plan” means this 2001 Outside Directors’ Stock Option Plan.

(i)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(p)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million two hundred thousand (1,200,000) Shares (the “Pool”).  The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.  Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.             Administration of and Grants of Options under the Plan.

(a)           Administrator.  Except as otherwise required herein, the Plan shall be administered by the Board.

(b)           Procedure for Grants.  All grants of Options to Outside Directors made on or after the date of obtaining stockholder approval of the amended Plan in 2006 shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions (all grants made prior to the 2006 stockholder approval date shall be governed by the plan as in effect prior to such amendments):

(i)          No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors, the exercise price thereof or the timing of the grant of such Options.

(ii)         Directors’ First Option.

(A)          Grant.  Each Outside Director shall automatically be granted an Option to purchase ninety thousand (90,000) Shares (the “Directors’ First Option”) on the date of the first meeting of the Board coinciding with or following the date on which he/she first becomes an Outside Director.

(B)          Terms.  The term of the Directors’ First Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.   Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Directors’ First Option shall become exercisable in installments cumulatively with respect to 25% of the Optioned Stock on the date of grant, and as to an additional 1/16th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the third anniversary of the date of grant; provided that the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

(iii)        Replenishment Option.

(A)          Grant.  In addition, each Outside Director shall automatically be granted an additional Option to purchase twenty-two thousand five hundred (22,500) Shares (the “Replenishment Option”) on the date of the 3rd Quarter Meeting of each fiscal year, provided that such Outside Director at such date continues to serve as a Director; provided, however, that a Director shall not receive a Replenishment Option in the same fiscal year in which he/she has received a Directors’ First Option nor shall a Director receive a Replenishment Option in the following fiscal year if such Director received a Directors’ First Option at the meeting of the Board in the fourth (4th) quarter of the preceding fiscal year.

(B)          Terms. The term of the Replenishment Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.  Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Replenishment Option shall become exercisable in installments cumulatively with respect to 1/4th of the Optioned Stock twenty-seven (27) months after the date of grant (the “Initial Vesting Date”) and as to an additional 1/4th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the third anniversary of the date of grant; provided that the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

(iv)       Prorated Replenishment Option.

(A)          Grant.  Each Outside Director who is granted a Directors’ First Option in a meeting of the Board in either the first (1st), second (2nd) or fourth (4th) quarters of any fiscal year, shall automatically be granted a “Prorated Replenishment Option” (as defined below) on the date of the following 3rd Quarter Meeting.  A Prorated Replenishment Option shall mean an option to purchase:  (i) eleven thousand two hundred and fifty (11,250) Shares, if the grant date of the Directors’ First Option is the date of the meeting of the Board in the first (1st) quarter of the Company’s fiscal year (the “First Quarter Prorated Replenishment Option”; (ii) five thousand six hundred and twenty-five (5,625) Shares if the grant date of the Directors’ First Option is the date of the meeting of the Board in the second (2nd) quarter of the Company’s fiscal year (the “Second Quarter Prorated Replenishment Option”); or (iii)  sixteen thousand eight hundred and seventy-five (16,875) Shares, if the grant date of the Directors’ First Option is the date of the meeting of the Board in the fourth (4th) quarter of the Company’s fiscal year (the “Fourth Quarter Prorated Replenishment Option”).

(B)          Terms.  The term of the Prorated Replenishment Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.  Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the First Quarter Prorated Replenishment Option shall become exercisable in installments cumulatively with respect to 1/2 of the Optioned Stock thirty-three (33) months after the date of grant and as to the remaining 1/2 three (3) months thereafter. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Second Quarter Prorated Replenishment Option shall become exercisable in full thirty-six (36) months after the date of grant. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Fourth Quarter Prorated Replenishment Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock thirty (30) months after the date of grant and as to an additional 1/3 of the Optioned Stock each three (3) months thereafter; provided that, with respect to any Prorated Replenishment Option, the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

(v)        Adjustment Option.

(A)          Grant.  Each Outside Director who remains as such through the date of the 3rd Quarter Meeting in fiscal year 2006 and who has not received (and is not due to receive) a Directors’ First Option on or after the date of the annual stockholder meeting in 2006 shall, on the date of such meeting, receive an additional one-time Option to purchase eighteen thousand (18,000) Shares (the “Adjustment Option”).

(B)          Terms.  The term of the Adjustment Option shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.  Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Adjustment Option shall become exercisable in installments cumulatively with respect to 25% of the Optioned Stock on the date of grant, and as to an additional 1/16th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the third anniversary of the date of grant; provided that the Optionee continues to serves as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

(vi)       In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then, unless additional shares have become available under the Plan, the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis.  No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through an increase in the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c)           Powers of the Board.  Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion:  (i) to determine, upon review of relevant information and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; (v) to extend the length of time an Option remains exercisable after the termination of an Optionee’s status as a Director; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)           Effect of Board’s Decision.  All decisions, determinations and interpretations of the Board shall be final.

5.             Eligibility.  Options may be granted only to Outside Directors.  All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6.             Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7.             Exercise Price and Consideration.

(a)           Exercise Price.  The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b)           Form of Consideration.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8.             Exercise of Option.

(a)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.  Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Continuous Status as a Director.  Subject to Section 10 hereof, in the event an Optionee’s Continuous Status as a Director terminates (other than upon the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term).  To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c)           Disability of Optionee.  In the event Optionee’s Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, including portions not yet vested, prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option.  To the extent that the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

(d)           Death of Optionee.  In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, including portions not yet vested, prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option.  To the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option within the time specified herein, the Option shall terminate.

9.             Non-Transferability of Options.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.           Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares for which Options shall be automatically granted pursuant to Section 4(b) hereof and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action; provided, however, that the Company shall give each Optionee notice of such dissolution or liquidation at least thirty (30) days prior to the consummation of such dissolution or liquidation and, upon receipt of such notice, all options shall become fully exercisable.

(c)           Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option which is not fully exercisable shall be accelerated and become fully exercisable.

11.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.  In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as is required.

(b)           Effect of Amendment, Etc.  Any such amendment, alteration, suspension or discontinuation of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended, altered, suspended or discontinued.

12.           Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof.  Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.           Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.           Option Agreement.  Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.           Stockholder Approval.  Effectiveness of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted.  Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

APPENDIX B

LATTICE SEMICONDUCTOR CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Amended and restated effective as of the date of the 2007 annual stockholders’ meeting)

ARTICLE I

PURPOSE

The purpose of the Lattice Semiconductor Corporation Employee Stock Purchase Plan (the “Plan”) is to provide a convenient and practical means by which employees of Lattice Semiconductor Corporation (the “Corporation”) and the employees of any Participating Subsidiary (as hereinafter defined) may acquire stock of the Corporation.  The Corporation believes that ownership of its stock by employees will mutually benefit the employees and the Corporation by creating a greater community of interest between the Corporation’s stockholders and its employees.  The Corporation intends that the Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code (as hereinafter defined).

ARTICLE II

DEFINITIONS

The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.

II.1          Account shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires.  Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Shares.  A Participant shall be fully Vested in the cash contributions to his or her Account at all times.  The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

II.2          Board of Directors shall mean the Board of Directors of the Corporation.

II.3          Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

II.4          Committee shall mean the Committee appointed by the Board of Directors in accordance with Section 8.1 of the Plan, if such a Committee be appointed.

II.5          Compensation shall mean the total cash compensation paid to an Employee as base salary in the period in question for the services rendered to the Employer by the Employee while a Participant.  Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred compensation plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or Section 125 of the Code, but shall not include earnings that are not part of the Employee’s base salary such as overtime pay, severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

II.6          Common Stock shall mean the common stock, $.01 par value of the Corporation.

II.7          Corporation shall mean Lattice Semiconductor Corporation, a Delaware Corporation.

II.8          Disability shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

II.9          Employee shall mean an individual who renders services to his or her Employer pursuant to a regular-status employment relationship with such Employer.  A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

II.10        Employer shall mean, collectively, the Corporation and any Participating Subsidiary, or any successor entity that continues the Plan, or all such entities collectively.  All Employees of entities that constitute the Employer shall be treated as employed by a single company for all Plan purposes.  In contexts in which actions are required or permitted to be taken or notices to be given, the Employer shall mean the Corporation or any successor corporation.

II.11        Employment shall mean the period during which an individual is an Employee.  Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Article X.

II.12        Enrollment Date shall mean the first day of each Offering Period.

II.13        Offering shall mean the offering of Shares pursuant to the Plan during an Offering Period.

II.14        Offering Period shall mean any one of the separate 6-month periods commencing on January 1 and July 1 of each calendar year; provided, however that the first Offering Period shall commence on the date set by the Plan Administrator as the Enrollment Date for the first Offering and shall continue through the earlier of the next succeeding June 30 or December 31, at which time such Offering shall terminate.

II.15        Participant shall mean any Employee who is participating in any Offering under the Plan pursuant to Article III.

II.16        Participating Subsidiary shall mean a Subsidiary that is designated by the Board of Directors of the Company as a participating employer in the Plan.

II.17        Payroll Deduction Authorization Form shall mean the form provided by the Corporation on which a Participant shall elect to participate in the Plan and designate the amount or percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

II.18        Plan shall mean this document.

II.19        Plan Administrator shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Article VIII.

II.20        Purchase Date shall mean the last day of any Offering Period.

II.21        Retirement shall mean a Participant’s termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that a Disability has occurred with respect to the Participant.

II.22        Share shall mean one share of Common Stock.

II.23        Subsidiary shall mean any corporation at least fifty percent (50%) or more of the total combined voting power of all classes of stock of which is owned or controlled directly or indirectly by the Corporation or one or more of such Subsidiaries or both.

II.24        Valuation Date shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section 5.2 (that is, the Enrollment Date or the applicable Purchase Date).  If the Enrollment Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the Valuation Date shall be the first day after the Enrollment Date for which such fair market value may be determined.  If the Purchase Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the Valuation Date shall be the first date prior to the Purchase Date on which such fair market value may be determined.

II.25        Vested shall mean non-forfeitable.

ARTICLE III

EMPLOYEE PARTICIPATION

III.1         Participation.  An Employee who meets the requirements of Section 3.2 below may elect to participate in the Plan, effective as of any future Enrollment Date, by completing and filing a Payroll Deduction Authorization Form as provided in Section 4.1.  As of each Enrollment Date until the supply of Shares reserved under the Plan is exhausted, the Corporation hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date, in the amount, and on the terms provided in Article V.

III.2         Requirements for Participation

(a)           An Employee shall become eligible to participate in the Plan on the first Enrollment Date on which he or she first meets all of the following requirements:

(i)            The Employee is employed by the Employer on the Enrollment Date for that offering and has been continuously employed by the Employer for a period of six months prior to the Enrollment Date;

(ii)           The Employee’s customary period of Employment is for more than twenty (20) hours per week; and

(iii)          The Employee’s customary period of Employment is for more than five (5) months in any calendar year.

(b)           Absent withdrawal from the Plan pursuant to Section 6.3, a Participant who has elected to participate in the Plan by completing and filing a Payroll Deduction Authorization Form with respect to an Offering Period will automatically be re-enrolled in the Plan on the next Enrollment Date immediately following the expiration of the Offering of which he or she is then a Participant, and the terms of the Payroll Deduction Authorization Form then on file with the Corporation shall remain applicable for the subsequent Offering Period until modified in accordance with Section 4.5.

(c)           A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when any of the following occurs:

(i)            the entity of which the Participant is an Employee ceases to be an Employer as defined in Section 2.10; or

(ii)           the Participant ceases to meet the eligibility requirements of Section 3.2(a).

The payroll deductions credited to the Account of any Participant who becomes ineligible during an Offering Period shall be returned to the Participant, and the ineligible Participant shall have no right to purchase Shares at the next Purchase Date.

III.3         Limitations on Participation

(a)           No Employee may obtain a right to purchase Shares under the Plan if, immediately after such right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation.  For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

(b)           No Employee may obtain a right to purchase Shares under the Plan that permits the Employee’s rights to purchase Shares under the Plan and any other employee stock purchase plan of the Corporation or any parent or Subsidiary of the Corporation to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year in which such rights to purchase Shares are outstanding.  For this purpose, the right to purchase Shares accrues on the Purchase Date of an Offering Period.  This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

III.4         Voluntary Participation.  Participation in the Plan shall be voluntary.

ARTICLE IV

PAYROLL DEDUCTIONS

IV.1         Payroll Deduction Authorization.  An Employee may contribute to the Plan only by means of payroll deduction.  A Payroll Deduction Authorization Form must be filed with the enrolling individual’s payroll office not less than 15 days prior to the Enrollment Date as of which the payroll deductions are to take effect.

IV.2         Amount of Deductions.  A Participant may specify that he or she desires to make contributions to the Plan at a rate not less than $10.00 and not more than ten percent (10%) of the Participant’s Compensation during each pay period in the Offering Period, or such other minimum or maximum percentages as the Plan Administrator shall establish from time to time.  Such specification shall apply during any period of continuous participation in the Plan, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan.  If a payroll deduction cannot be made in whole or in part because the Participant’s pay for the period in question is insufficient to fund the deduction after having first withheld all the amounts otherwise deductible from his or her pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent paychecks.  If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Corporation.

IV.3         Commencement of Deductions.  Payroll deductions for a Participant shall commence with the first paycheck following the Enrollment Date of the Offering for which his or her Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan.

IV.4         Accounts.  All payroll deductions made for a Participant shall be credited to his or her Account under the Plan.  Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant’s Account during the preceding six months and the number of Shares purchased.

IV.5         Modification of Authorized Deductions.

(a)           Participant may, prior to the commencement of each Offering Period in which he or she will be a Participant, increase or reduce the amount of his or her payroll deduction, effective for all subsequent payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office in accordance with Section 4.1; provided, however that no modification in a Participant’s payroll deduction shall cause such Participant’s contribution to be less than $10.00 or more than ten percent (10%) of such Participant’s compensation during any pay period.

(b)           A Participant may at any time discontinue his or her payroll deductions by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office, after which the Participant’s participation in the Offering will terminate without automatic re-enrollment under Section 3.2(b), and the payroll deductions credited to such Participant’s account shall be returned to the Participant.

(c)           For purposes of this Section 4.5, an amended Payroll Deduction Authorization Form shall be effective for a specific pay period when filed at least 15 days prior to the last day of such period.

ARTICLE V

PURCHASES OF SHARES

V.1        Purchase of Shares.  Subject to the limitations of Article VI, on each Purchase Date in an Offering Period the Corporation shall apply the amount credited to each Participant’s Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in Section 5.2, and shall issue such Shares to the Participant.  Payment for shares purchased under the Plan will be made only through payroll withholding in accordance with Article IV.

V.2        Price.  The price of Shares to be purchased under Section 5.1 on any Purchase Date shall be the lower of:

(a)           Eighty-five percent (85%) of the fair market value of the shares on the Enrollment Date of the Offering; or

(b)           Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date of the Offering, provided that in no event shall the price be less than the book value per share of the Shares on the Purchase Date.  For this purpose, the book value per share shall equal the aggregate book value of the Corporation on a consolidated basis (total assets minus total liabilities) at the end of the Company’s fiscal quarter that is at the midpoint of the Offering Period, divided by the total number of shares of Common Stock (or common stock equivalents) outstanding at the end of the Company’s fiscal quarter ended immediately prior to the Purchase Date.

V.3          Fair Market Value.

(a)           The fair market value of the Shares on any date shall be equal to the closing price of such shares on the Valuation Date, as reported on the Nasdaq National Market System or such other quotation system that supersedes it.

(b)           If prices for the Shares are not publicly quoted, the fair market value of the Shares shall be determined by the Plan Administrator in good faith.  Such determination shall be conclusive and binding on all persons.

V.4          Unused Contributions.  Any amount credited to a Participant’s Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant’s Account for application on the next succeeding Purchase Date.  No interest will be paid on the amounts accumulated.

V.5          Delivery and Custody of Shares.  Shares purchased by Employees pursuant to the Plan shall be delivered to the Employee or to an investment or financial firm appointed by the Plan Administrator to act as custodian on behalf of the Employee.

ARTICLE VI

TERMINATION AND WITHDRAWAL

VI.1         Termination of Employment.  Upon termination of a Participant’s Employment for any reason other than as set forth in Section 6.2, the payroll deductions credited to such Participant’s Account shall be returned to the Participant.  A Participant shall have no right to acquire Shares on any Purchase Date subsequent to termination of his or her Employment.

VI.2         Termination upon Death, Retirement or Disability.  Upon termination of the Participant’s Employment because of his or her Death, Retirement or Disability, the payroll deductions credited to his or her Account shall be used to purchase Shares as provided in Article V on the next Purchase Date; provided that the next Purchase Date occurs within three (3) months of the date of termination.  Any remaining balance in the participant’s Account shall be returned to him or her or, in the case of death, any Shares purchased and any remaining balance shall be transferred to the deceased Participant’s estate.

VI.3         Withdrawal.  A Participant may withdraw the entire amount credited to his or her Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Corporation, but in no case may a Participant withdraw amounts within the 15 days immediately preceding a Purchase Date for that Offering.  Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period, unless the participant delivers to the Company a new Payroll Deduction Authorization Form.

ARTICLE VII

SHARES PURCHASED UNDER THE PLAN

VII.1        Source and Limitation of Shares.

(a)           The Corporation has reserved for sale under the Plan 5,500,000 shares of its Common Stock, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 9.2.  Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the 5,500,000 Share limitation.

(b)           If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Corporation prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant’s Account.  In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby.  Any amount remaining in a Participant’s Account immediately after all available Shares have been purchased will be promptly remitted to such Participant.  Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons.  No payroll deductions shall be permitted under the Plan at any time when no Shares are available.

VII.2        Delivery of Shares.  The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time.  The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date.  The Plan provides only an unfunded, unsecured promise by the Employer to pay money or property in the future.  Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Corporation.  After the purchase of the Shares, the Participant shall be entitled to all rights of a stockholder of the Corporation.

ARTICLE VIII

ADMINISTRATION

VIII.1      Plan Administrator.  At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors in accordance with all applicable laws, rules and regulations.  Each member of the Committee shall be a director, an officer or an Employee of the Corporation.  Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until he or she dies, resigns or is removed from office by the Board of Directors.  No members shall receive any compensation for serving as a member of the Committee.

VIII.2      Powers.  The Plan Administrator shall be vested with full authority to make, administer and interpret all rules and regulations as it deems necessary to administer the Plan.  Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all other persons claiming under or through any Participant.  The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

ARTICLE IX

CHANGES IN CAPITALIZATION, MERGER, ETC.

IX.1         Rights of the Corporation.  The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or other changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

IX.2         Recapitalization.  Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 7.1 and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Corporation resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares).  The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Plan Administrator without any further approval from the stockholders, which determination shall be conclusive.

IX.3         Consolidation or Merger.  In the event of the consolidation or merger of the Corporation with or into any other business entity, or the sale by the Corporation of substantially all of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietors.  If, within 90 days after the effective date of a consolidation, merger or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 12.1.

ARTICLE X

TERMINATION OF EMPLOYMENT

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick-leave or other leave of absence approved by the Corporation.  Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

ARTICLE XI

STOCKHOLDER APPROVAL AND RULINGS

The Plan is expressly made subject (a) to the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present in person or by proxy at a meeting of stockholders within 12 months after the date the Plan is adopted and (b) at the Corporation’s election, to the receipt by the Corporation from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Corporation, affirming the qualification of the Plan within the meaning of Section 423 of the Code.  If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Corporation a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan’s adoption by the Board of Directors, the Plan shall not come into effect.  In that case, the Account of each Participant shall forthwith be paid to the Participant.

ARTICLE XII

MISCELLANEOUS PROVISIONS

XII.1       Amendment and Termination of the Plan.

(a)           The Board of Directors of the Corporation may at any time amend the Plan.  Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares previously granted to any

Participant.  No amendment shall be made without prior approval of the stockholders of the Corporation if the amendment would:

(i)            Permit the sale of more Shares than are authorized under Section 7.1;

(ii)           Permit the sale of Shares to employees of entities which are not Employers as defined in Section 2.10;

(iii)          Materially increase the benefits accruing to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, under the Plan; or

(iv)          Modify the requirements as to eligibility for participation in the Plan.

(b)           The Plan is intended to be a permanent program, but an Employer shall have the right at any time to declare the Plan terminated completely as to the Employer.  Upon such termination, amounts credited to the Accounts of Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

XII.2       Non-Transferability.  Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section 6.2, and any attempted assignment, transfer, pledge, or other disposition shall be null and void.  The Corporation may treat any such act as an election to withdraw funds in accordance with Section 6.3.

XII.3       Use of Funds.  All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purposes and the Corporation shall not be obligated to segregate the payroll deductions.

XII.4       Expenses.  All expenses of administering the Plan shall be borne by the Corporation and its Participating Subsidiaries.

XII.5       No Interest.  No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant’s Account.

XII.6       Registration and Qualification of Shares.  The Offering of the Shares hereunder shall be subject to the effecting by the Corporation of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Corporation shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby.  The Corporation shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

XII.7       Plan Not a Contract of Employment.  The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for an inducement or a condition of the employment of an Employee.  Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice.  Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan.  The doctrine of substantial performance shall have no application to any Employee or Participant.  Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance that will give rise to the applicable right.

XII.8       Service of Process.  The Secretary of the Corporation is hereby designated agent for service of legal process on the Plan.

XII.9       Notice.  All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.  Any notice required by the Plan to be received by the Corporation prior to an Enrollment Date, payroll period or other specified date, and received by the

Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

XII.10     Governing Law.  The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, and all other persons shall be determined in accordance with it.  To the extent that state law is applicable, however the laws of the State of Oregon shall apply.

XII.11     Plurals.  Where the context so indicates, the singular shall include the plural and vice versa.

XII.12     Titles.  Titles of Articles and Sections are provided herein for convenience only and are not to serve as the basis for interpretation or construction of the Plan.

XII.13     References.  Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

XII.14     Responsibility.  Neither the Corporation, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Employee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

PROXY

LATTICE SEMICONDUCTOR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2007

The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 2007, and hereby appoints Stephen A. Skaggs and Jan Johannessen, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 1, 2007 at 1:30 p.m., Pacific Time, at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, OR 97124-6421, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.									Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

FOR the nominees listed below except as noted below.		WITHHOLD authority to vote for the nominees listed below.		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.Election of Class III directors:	☐	☐	2. Proposal to approve an amendment to the 2001 Outside Directors’Stock Option Plan:	☐	☐	☐	4. Proposal to ratify the appointment of KPMG LLP as Lattice’s independent registered public accounting firm for the fiscal year ending December 29, 2007:		☐	☐	☐
01 David E.Coreson 02 Gerhard Parker
				FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below:(Write that nominee’s name in the space provided below.)			3. Proposal to approve an amendment to the Employee Stock Purchase Plan:	☐	☐	☐	In their discretion, the proxy holders are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE, FOR THE AMENDMENT TO THE 2001 OUTSIDE DIRECTORS’ STOCK OPTION PLAN, FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IF NO RECOMMENDATION IS GIVEN, IN THE DISCRETION OF THE PROXY HOLDERS.

							Dated:				, 2007

(Signature)

(Signature)

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature				Signature				Date
NOTE: PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

 FOLD AND DETACH HERE